Exhibit 10.1

LOAN AND SECURITY AGREEMENT

____________________________

Dated as of July 12, 2019

____________________________

NEXPOINT WLIF I BORROWER, LLC, NEXPOINT WLIF II BORROWER, LLC and

NEXPOINT WLIF III BORROWER, LLC,

as Borrower

and

FEDERAL HOME LOAN MORTGAGE CORPORATION,

as Lender

Page

SECTION 1.	DEFINITIONS AND ACCOUNTING MATTERS.	1
1.01	Certain Defined Terms	1
1.02	Accounting Terms and Determinations	20
SECTION 2.	TERMS OF THE LOAN.	20
2.01	Loan	20
2.02	Note	21
2.03	Repayment of Loan; Interest.	21
2.04	Alternate Index	22
2.05	Mandatory Prepayments	23
2.06	Optional Prepayments	23
2.07	Margin Maintenance.	24
2.08	Requirements of Law.	25
2.09	Taxes.	26
2.10	Intentionally Omitted	27
2.11	Release of Lien	27
2.12	Replacement Guaranty	27
SECTION 3.	PAYMENTS; COMPUTATIONS; CASH MANAGEMENT ARRANGEMENT.	28
3.01	Payments.	28
3.02	Computations	28
3.03	Cash Management Arrangement.	28
SECTION 4.	COLLATERAL SECURITY.	30
4.01	Collateral; Security Interest.	30
4.02	Further Documentation	31
4.03	Changes in Locations, Name, etc	31
4.04	Lender’s Appointment as Attorney-in-Fact.	31
4.05	Performance by Lender of Borrower’s Obligations	32
4.06	Proceeds	33
4.07	Remedies.	33
4.08	Limitation on Duties Regarding Preservation of Collateral	34

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(continued)

Page

4.09	Powers Coupled with an Interest	34
4.10	Release of Security Interest	35
SECTION 5.	CONDITIONS PRECEDENT.	35
5.01	Condition Precedent to The Transactions	35
SECTION 6.	REPRESENTATIONS AND WARRANTIES	38
6.01	Financial Condition	38
6.02	No Change	39
6.03	Existence; Compliance with Law; Ownership of Borrower	39
6.04	Authorization; Enforceable Obligations.	39
6.05	No Legal Bar	39
6.06	No Material Litigation	40
6.07	No Default	40
6.08	Collateral; Collateral Security.	40
6.09	Chief Executive Office	41
6.10	Location of Books and Records	41
6.11	No Burdensome Restrictions	41
6.12	Taxes	41
6.13	Margin Regulations	41
6.14	Investment Company Act; Other Regulations	41
6.15	Special Purpose Entity	42
6.16	No Prohibited Persons	42
6.17	Borrower Solvent; Fraudulent Conveyance	42
6.18	ERISA	42
6.19	True and Complete Disclosure	43
6.20	Regulatory Status	43
6.21	No Reliance	43
6.22	Ability to Perform	43
6.23	Non-Contravention	43
6.24	No Outstanding Judgments	43
6.25	No Bankruptcies	43

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(continued)

Page

6.26	No Real Property	43
6.27	Anti-Bribery Laws	44
6.28	Insider	44
6.29	Anti-Money Laundering Laws	44
6.30	No Broker	44
SECTION 7.	COVENANTS OF BORROWER	44
7.01	Financial Statements	44
7.02	Existence, Etc	45
7.03	Notices	46
7.04	Further Identification of Collateral	47
7.05	Reports.	47
7.06	Prohibition of Fundamental Changes	48
7.07	Limitation on Liens on Collateral	48
7.08	Limitation on Sale or Other Disposition of Collateral	48
7.09	Limitation on Transactions with Affiliates	48
7.10	Special Purpose Entity	48
7.11	Limitations on Modifications, Waivers and Extensions of Underlying Loan Documents.	48
7.12	Prohibited Persons	49
7.13	Limitation on Distributions	49
7.14	Use of Proceeds	49
7.15	ERISA	49
7.16	Real Property	49
7.17	Independent Manager	49
7.18	Preservation of Existence; Licenses	50
7.19	Compliance with Organizational Documents	50
7.20	Responsibility for Fees and Expenses of Third-Parties	50
SECTION 8.	EVENTS OF DEFAULT	50
SECTION 9.	REMEDIES UPON DEFAULT.	53
SECTION 10.	NO DUTY OF LENDER	55

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(continued)

Page

SECTION 11.	MISCELLANEOUS.	55
11.01	Waiver	55
11.02	Notices	55
11.03	Indemnification and Expenses.	55
11.04	Amendments	56
11.05	Successors and Assigns	56
11.06	Survival	56
11.07	Captions	56
11.08	Counterparts	56
11.09	GOVERNING LAW; ETC	57
11.10	SUBMISSION TO JURISDICTION; WAIVERS	57
11.11	WAIVER OF JURY TRIAL	57
11.12	Acknowledgments	58
11.13	Hypothecation and Pledge of Collateral	58
11.14	Assignments; Participations; Securitization.	58
11.15	Servicing.	60
11.16	Set-Off	60
11.17	Joint and Several Obligations	61
11.18	Due Diligence.	62

SCHEDULES

SCHEDULE 1 SCHEDULE 2	Terms Schedule Special Purpose Entity (Limited Liability Company)
SCHEDULE 3	Organizational Chart of Borrower

EXHIBITS

EXHIBIT A EXHIBIT B EXHIBIT C	[Reserved] Form of Margin Call Form of Servicing Instruction Letter

-iv-

LOAN AND SECURITY AGREEMENT

LOAN AND SECURITY AGREEMENT, dated as of July 12, 2019, by and between NEXPOINT WLIF I BORROWER, LLC, a Delaware limited liability company, NEXPOINT WLIF II BORROWER, LLC, a Delaware limited liability company and NEXPOINT WLIF III BORROWER, LLC, a Delaware limited liability company (individually and/or collectively, as the context requires, “Borrower”), and FEDERAL HOME LOAN MORTGAGE CORPORATION, a corporation organized and existing under the laws of the United States, and its successors-in-interest as lender (in such capacity, together with its successors and assigns, “Lender”).

RECITALS

Borrower wishes to obtain financing with respect to certain Underlying Loans (hereinafter defined) and Lender has agreed, subject to the terms and conditions of this Loan Agreement (hereinafter defined), to provide such financing to Borrower.

Accordingly, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.    Definitions and Accounting Matters.

1.01    Certain Defined Terms

. As used herein, the following terms shall have the following meanings (all terms defined in this Section 1.01 or in other provisions of this Loan Agreement in the singular to have the same meanings when used in the plural and vice versa):

“Accepted Servicing Practices” shall mean servicing and administering the Underlying Loans:

(a)    (i) in the same manner in which, and with the same care, skill, prudence and diligence with which the Servicer services and administers similar mortgage loans for other third party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial and multifamily mortgage loan servicers servicing mortgage loans for third parties, which includes, for purposes of this clause (a)(i), Freddie Mac Servicing Practices, and (ii) with the same care, skill, prudence and diligence with which the Servicer services and administers similar commercial and multifamily mortgage loans owned by it, whichever is higher;

(b)    with a view to the timely collection of all scheduled payments of principal and interest under the Underlying Loans and, if any Underlying Loan comes into and continues in default and if, in the judgment of the Servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery on the Underlying Loan to the Lender, on a net present value basis; but

(c)    without regard to—

(i)     any relationship that the Servicer or any Affiliate thereof may have with the Borrower, Lender, Mortgage Loan Seller or any other party to this Loan Agreement;

(ii)    the ownership of any subordinate debt by the Servicer or by any Affiliate thereof;

(iii)    the right of the Servicer (or any Affiliate thereof) to receive reimbursement of costs, or the sufficiency of any compensation payable to it, or with respect to any particular transaction;

(iv)    any potential conflict of interest arising from the ownership, servicing or management for others of any other mortgage loans or mortgaged properties by the Servicer or any Affiliate thereof; or

(v)    any debt that the Servicer or any Affiliate thereof has extended to any Borrower or any of its Affiliates.

“Advance Date” shall mean, with respect to any Transaction, the date on which Lender advances funds to Borrower pursuant to the terms of this Loan Agreement.

“Advance Rate (Purchase Price)” shall mean, with respect to each Underlying Loan, the percentage, set forth as the “Financed Percentage, % to Purchase Price” in the Terms Schedule; provided, that such percentage shall not exceed eighty-five percent (85%).

“Advance Rate (UPB)” shall mean, with respect to each Underlying Loan, the percentage, set forth as the “Financed Percentage, % to UPB” in the Terms Schedule

“Adjustment Factor” means a factor calculated by Lender upon an Index Conversion Event that Lender determines will, when added to the Alternate Index, cause the Alternate Index to be comparable to the Index being replaced as a result of the Index Conversion Event. In determining the Adjustment Factor, Lender will take into consideration the methods generally accepted by the commercial real estate finance industry or ISDA for calculating an adjustment factor. The Adjustment Factor may be positive, negative or zero.

“Adjustment Factor Notice” is defined in Section 2.04(a) hereof.

“Affiliate” shall mean, with respect to any Person, any other Person which, directly or indirectly, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” (together with the correlative meanings of “controlled by” and “under common control with”) means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities or other beneficial interests, by contract, or otherwise.

“Allocated Loan Amount” shall mean, for each Underlying Loan, the amount set forth as the “Freddie Mac Financing” in the Terms Schedule, as such amount may be reduced from time to time in accordance with Section 2.05, Section 2.06, Section 2.07, and Section 3.03(c)(iv). As of the Advance Date with respect to any Underlying Loan, the Allocated Loan Amount of such Underlying Loan shall be an amount (expressed in Dollars) equal to the product determined by multiplying (a) the Advance Rate (Purchase Price) for such Underlying Loan by (b) the Purchase Price of the Underlying Loan.

“Allocated Prepayment Amount” shall have the meaning set forth in the definition of Prepayment Premium.

“ALTA” shall mean American Land Title Association, or any successor thereto.

“ALTA Lender’s Title Policy” shall mean an ALTA mortgagee title insurance policy in a form acceptable to Lender in Lender’s good faith business judgment (or, if the Property is in a State which does not permit the issuance of such ALTA policy, such form as shall be permitted in such State and acceptable to Lender in Lender’s good faith business judgment) issued with respect to the applicable Property and insuring the lien of the applicable Mortgage.

“ALTA Owner’s Title Policy” shall mean an ALTA owner’s title insurance policy (or, if the Property is in a State which does not permit the issuance of such ALTA policy, such form as shall be permitted in such State) issued with respect to the Property and insuring Borrower’s fee interest in the Property.

“Alternate Index” means an alternate, substitute or successor index to the then-current Index selected by Lender taking into consideration any alternate, substitute or successor index to the then-current Index that has been selected, endorsed or recommended by the commercial real estate finance industry or ISDA. The Alternate Index selected by Lender with respect to any portion of the Loan advanced with respect to any Underlying Loan shall be the same as the alternative index with respect to payments being made by the Underlying Borrower with respect to such Underlying Loan

“Alternate Index Page” means the applicable page for the Alternate Index on the service selected by Lender which electronically transmits or displays rates for the Alternate Index.

“Applicable Margin” shall mean, for each Floating Rate Underlying Loan, the percentage, set forth as the “Margin” in the Terms Schedule, subject to increase or decrease in accordance with Section 2.01 hereof.

“Appraisal” shall mean an appraisal prepared in accordance with 12 C.F.R. § 225.64 and conducted in accordance with the standards of the American Appraisal Institute by an Appraiser selected by the Servicer.

“Appraiser” shall mean a professional real estate appraiser who is a member in good standing of the Appraisal Institute, and, if the state in which the Underlying Mortgaged Property is located certifies or licenses appraisers, certified or licensed in such state, and in each such case who has a minimum of five years of experience in the subject property type and market. Any appraiser (a) shall have no affiliation with the Mortgage Loan Seller, Lender, Borrower, Underlying Borrower, Servicer or Sub-Servicer, and (b) shall have no direct financial interest in or any material indirect financial interest in the Mortgage Loan Seller, Lender, Borrower, Underlying Borrower, Servicer or Sub-Servicer.

“Assumed Targeted Yield” shall mean an amount equal to (a) for Underlying Loans identified on the Terms Schedule as “Highland - VineBrook Portfolio”, 6.00%; and (b) for all other Underlying Loans, 9.00%, in each case as set forth as the “Assumed Targeted Yield” in the Terms Schedule, and in each case, assuming the timely payment of scheduled payments of interest and principal on the Underlying Loans and that the Underlying Loans will pay off at par during the open prepayment period for such Underlying Loan.

“Bankruptcy Action” shall have the meaning set forth on Schedule 2 attached hereto.

“Bankruptcy Code” shall mean the United States Bankruptcy Code of 1978, as amended from time to time.

“Borrower” shall have the meaning provided in the preamble hereof.

“Borrower Principal” shall mean (a) Guarantor, (b) any person or entity that directly or indirectly controls Borrower and the entity(ies) through which that person or entity controls Borrower (if applicable) (“Controlling Party”), (c) any person or entity with a collective equity interest (whether direct or indirect) in Borrower equal to or exceeding twenty five percent (25%) (“Equity Holder”), (d) if Borrower, Guarantor, Controlling Party or Equity Holder is a limited liability company, limited partnership, general partnership, joint venture and/or a trust (other than a real estate investment trust), any one or more of the following: (i) any general partner of a general partnership or a limited partnership, (ii) any managing member or non-member manager of a limited liability company, (iii) any joint venture partner of a joint venture, (iv) the settlor (grantor) of a revocable trust, (v) the trustee of a trust or (vi) any beneficiary with a twenty five percent (25%) or more interest in an irrevocable trust or an Illinois land trust.

“Business Day” shall mean any day other than a Saturday, Sunday or any other day on which commercial banks in New York City, the Commonwealth of Virginia and the cities in which the principal offices of Freddie Mac, Borrower, Collection Agent or Custodian are located are authorized or obligated by law or executive order to be closed.

“Capital Stock” shall mean any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent equity ownership interests in a Person which is not a corporation, including, without limitation, any and all member or other equivalent interests in any limited liability company, and any and all warrants or options to purchase any of the foregoing.

“Change of Control” shall mean the occurrence of any of the following events: (a) any “person” or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) shall become, or obtain rights (whether by means of warrants, options or otherwise) to become, the beneficial owner, directly or indirectly, of 25% or more of the total voting power of all classes of Capital Stock of Guarantor entitled to vote generally in the election of the directors or (b) the Guarantor shall cease to directly own and control, of record and beneficially, 100% of the Capital Stock of Borrower.

“Closing Date” shall mean the date upon which the conditions precedent set forth in Section 5.01 shall have been satisfied.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” shall have the meaning set forth in Section 4.01(b) hereof.

“Collection Account” shall mean a segregated, non-interest bearing account, in the name of Borrower established at the Collection Agent pursuant to the Collection Account Agreement, and subject to the security interest of Lender.

“Collection Account Agreement” shall mean that certain Collection Account Agreement, dated as of the date hereof, by and among the Collection Agent, Lender and Borrower.

“Collection Agent” shall mean U.S. Bank National Association.

“Contractual Obligation” shall mean as to any Person, any provision of any material agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound or any provision of any security issued by such Person.

“Custodial Agreement” shall mean the Custodial Agreement, dated as of the date hereof, by and among the Custodian, Lender and Borrower.

“Custodian” shall mean U.S. Bank National Association, or any successor Custodian appointed by Lender with the prior written consent of Borrower (which consent shall not be unreasonably withheld, conditioned or delayed).

“Daily Interest Amount” shall mean, for each Underlying Loan, as of any date of determination, an amount equal to the product of (a) the Interest Rate with respect to such Underlying Loan and (b) the Allocated Loan Amount for such Underlying Loan at the close of business on such date of determination.

“Default” shall mean an event or condition that with notice or lapse of time or both would become an Event of Default.

“Defaulted Loan” shall mean any Underlying Loan (a) that is sixty (60) days or more delinquent in the payment of principal, interest, fees or other amounts payable under the terms of the related Underlying Loan Documents (other than a failure to pay the entire outstanding principal balance of such Underlying Loan on the maturity date thereof), (b) that is delinquent in the payment of the entire outstanding principal balance of such Underlying Loan on the maturity date thereof, (c) as to which a Bankruptcy Action shall have occurred with respect to the related Underlying Borrower or (d) as to which a material non-monetary default (beyond any applicable notice and cure periods) shall have occurred under any related Underlying Loan Document.

“Default Rate” shall mean, in respect of the principal amount of the Loan or any other amount under this Loan Agreement, the Note, or any other Loan Document that is not paid when due to Lender (whether at stated maturity, by acceleration, by optional or mandatory prepayment or otherwise), a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to 5% per annum plus the Interest Rate otherwise applicable during such period.

“Dollars” and “$” shall mean lawful money of the United States of America.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Loan Agreement and, as of the relevant date, any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

“ERISA Affiliate” shall mean any corporation or trade or business that is a member of any group of organizations (a) described in Section 414(b) or (c) of the Internal Revenue Code of which Borrower is a member and (b) solely for purposes of potential liability under Section 302 of ERISA and Section 412 of the Internal Revenue Code, described in Section 414(m) or (o) of the Internal Revenue Code of which Borrower is a member.

“Event of Default” shall have the meaning set forth in Section 8 hereof.

“Facility Maturity Date” shall mean the earlier of (a) the Stated Facility Maturity Date and (b) the date upon which Lender declares the Secured Obligations of the Borrower pursuant to this Loan Agreement due and payable after the occurrence of an Event of Default.

“Federal Funds Rate” shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by Lender from three (3) federal funds brokers of recognized standing selected by it; provided, that such selected brokers shall be the same brokers as selected for all of Lender’s other borrowers where the Federal Funds Rate is to be applied, to the extent such brokers are available.

“Fixed Interest Rate” shall mean a percentage per annum and shall be set forth as the “Facility Interest Rate / Spread” in the Terms Schedule with respect to each Fixed Rate Underlying Loan.

“Fixed Rate Transaction” shall mean a Transaction with respect to a Fixed Rate Underlying Loan.

“Fixed Rate Underlying Loan” shall mean each Underlying Loan identified as “Fixed” under the heading “Rate Type” in the Terms Schedule.

“Floating Rate Transaction” shall mean a Transaction with respect to a Floating Rate Underlying Loan.

“Floating Rate Underlying Loan” shall mean each Underlying Loan identified as “Floating” under the heading “Rate Type” in the Terms Schedule.

“Freddie Mac” shall mean the Federal Home Loan Mortgage Corporation, a corporation organized and existing under the laws of the United States, and its successors-in-interest.

“Freddie Mac Servicing Practices” shall mean, with regard to the servicing of the Underlying Loans by the Servicer or Sub-Servicer, and only to the extent such practices have been made available in writing or communicated in writing by Freddie Mac to the Servicer, servicing and administering the Underlying Loans in the same manner in which, and with the same care, skill, prudence and diligence with which, Freddie Mac services and administers multifamily mortgage loans owned by it, which shall include, without limitation, servicing and administering the Underlying Loans in accordance with the Guide, any servicing agreement governing the Underlying Loans and any Freddie Mac written policies, procedures or other communications made available in writing by Freddie Mac to the Servicer.

“Fund” shall mean NexPoint WLIF I, LLC, a Delaware limited liability company.

“Fund Documents” shall mean that certain limited liability company agreement of the Fund, the membership representation certificate attached thereto, the Servicing Agreement and the Purchase and Sale Agreement, as each may be amended, modified, supplemented and/or restated from time to time.

“Fund Termination Date” shall mean July 12, 2029.

“GAAP” shall mean generally accepted accounting principles as in effect from time to time in the United States of America.

“Governing Documents” shall mean as to any Person, as applicable, its articles or certificate of incorporation and by-laws, its partnership agreement, its certificate of formation and operating agreement, and/or the other organizational or governing documents of such Person.

“Governmental Authority” shall mean any nation or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator having jurisdiction over Borrower or any of its properties or Lender.

“Guarantor” shall mean, collectively, HIGHLAND INCOME FUND f/k/a HIGHLAND FLOATING RATE OPPORTUNITIES FUND, NEXPOINT CAPITAL, INC, HIGHLAND GLOBAL ALLOCATION FUND, NEXPOINT STRATEGIC OPPORTUNITIES FUND, and NEXPOINT REAL ESTATE STRATEGIES FUND, and any successor to and/or replacement of any of the foregoing Persons, in each case, pursuant to and in accordance with the applicable terms and conditions of the Loan Documents.

“Guarantor Replacement” is defined in Section 2.12 hereof.

“Guaranty” shall mean, collectively, the Guaranty of Collection and the Limited Recourse Guaranty.

“Guaranty of Collection” shall mean that certain Guaranty of Collection executed by Guarantor and dated as of the date hereof.

“Guarantee Obligation” shall mean, as to any Person, any obligation of such Person directly guaranteeing any Indebtedness of any other Person or in any manner providing for the payment of any Indebtedness of any other Person or otherwise protecting the holder of such Indebtedness against loss (whether by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, or to take-or-pay or otherwise); provided that the term “Guarantee Obligation” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee Obligation of a Person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing Person’s maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

“Guide” shall mean the Freddie Mac Multifamily Seller/Servicer Guide, as amended or supplemented from time to time. To the extent the Freddie Mac Multifamily Seller/Servicer Guide is no longer published by Freddie Mac, either directly or indirectly, “Guide” shall refer to any successor guide as prescribed by Freddie Mac, which shall be provided by Freddie Mac upon request if not otherwise reasonably accessible to the parties to this Loan Agreement; provided, however, that in the event that no successor guide is prescribed by Freddie Mac within ninety (90) days of the date on which the Guide is no longer published by Freddie Mac, all references to the “Guide” in this Loan Agreement shall be disregarded and the Guide shall no longer be applicable. For purposes of this Loan Agreement, the term “Guide” shall not include any forms referenced therein, which forms shall be applicable at the option of the Servicer.

“ICE” means Intercontinental Exchange.

“Indebtedness” shall mean, for any Person at any date, without duplication, (a) all then outstanding indebtedness of such Person for borrowed money (whether by loan or the issuance and sale of debt securities) or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other then outstanding indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all then outstanding obligations of such Person under financing leases, (d) all then outstanding obligations of such Person in respect of letters of credit, acceptances or similar instruments issued or created for the account of such Person and (e) all then outstanding liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.

“Indemnified Party” shall have the meaning provided in Section 11.03 hereof.

“Independent Manager” shall mean a natural Person who (a) is not at the time of initial appointment and has never been, and will not while serving as Independent Manager be: (i) a stockholder, director, officer, employee, partner, member (other than a “special member” or “springing member”), manager (with the exception of serving as the Independent Manager of Borrower), attorney or counsel of Borrower or any Affiliate or equity owner of any Borrower; (ii) a customer, supplier or other Person who derives any of its purchases or revenues (other than any revenue derived from serving as the Independent Manager of such party) from its activities with Borrower, or any Affiliate or equity owner of Borrower; (iii) a Person controlling or under common control with any such stockholder, director, officer, employee, partner, member, manager, attorney, counsel, equity owner, customer, supplier or other Person of Borrower or any Affiliate or equity owner of Borrower; or (iv) a member of the immediate family of any such stockholder, director, officer, employee, partner, member, manager, attorney, counsel, equity owner, customer, supplier or other Person of Borrower or any Affiliate or equity owner of Borrower and (b) has (i) prior experience as an independent director or independent manager for a corporation, a trust or limited liability company whose charter documents required the unanimous consent of all independent directors or independent managers thereof before such corporation, trust or limited liability company could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (ii) at least three (3) years of employment experience and who is provided by CT Corporation, Corporation Service Company, National Registered Agents, Inc., Wilmington Trust Company or Stewart Management Company, or if none of these companies is then providing professional independent directors, another nationally recognized company acceptable to Lender, that is not an Affiliate of Borrower and that provides, inter alia, professional independent directors or independent managers in the ordinary course of their respective business to issuers of securitization or structured finance instruments, agreements or securities or lenders originating commercial real estate loans for inclusion in securitization or structured finance instruments, agreements or securities (a “Professional Independent Manager”) and is an employee of such a company or companies at all times during his or her service as an Independent Manager. A natural Person who satisfies the foregoing definition except for being (or having been) the independent director or independent manager of a “special purpose entity” Affiliated with Borrower (provided such Affiliate does not or did not own a direct or indirect equity interest in Borrower) shall not be disqualified from serving as an Independent Manager, provided that such natural Person satisfies all other criteria set forth above and that the fees such individual earns from serving as independent director or independent manager of Affiliates of Borrower or in any given year constitute in the aggregate less than five percent (5%) of such individual’s annual income for that year. A natural Person who satisfies the foregoing definition other than clause (a)(ii) shall not be disqualified from serving as an Independent Manager if such individual is a Professional Independent Manager and such individual complies with the requirements of the previous sentence.

“Index” means the LIBOR Index or the Alternate Index, as applicable. Until an Index Conversion Event occurs, the Index will be the LIBOR Index.

“Index Conversion Date” shall have the meaning set forth in Section 2.04(b) hereof.

“Index Conversion Event” means:

(a)          the publication of the then-current Index has been either permanently or indefinitely suspended, or

(b)          regardless of the continued existence of the then-current Index, the use of an alternate, substitute or successor index to the then-current Index in mortgages purchased and/or guaranteed by Freddie Mac is required by (i) any regulator of Freddie Mac, (ii) any governmental entity with authority to direct the actions of Freddie Mac, or (iii) applicable law, or

(c)          Lender has determined, in its sole discretion, that the then-current Index must be replaced with the Alternate Index as a result of one or more of the following event(s):

(i)         The supervisor of the administrator of the then-current Index has announced in a public statement that (A) the publication of the then-current Index will be either permanently or indefinitely suspended, (B) there has been or will be a material change in the methodology of calculating the Index, or (C) it no longer recommends the use of the Index as an index.

(ii)         Lender has determined that the use of an alternate, substitute or successor index to the then-current Index has become a generally acceptable market practice in the commercial real estate finance industry regardless of the continued existence of the then-current Index.

(iii)         ISDA has announced that it will use an alternate, substitute or successor index to the then-current Index regardless of the continued existence of the then-current Index.

(iv)         Any (A) regulator of Freddie Mac or (B) governmental entity with authority to direct the actions of Freddie Mac recommends the use of an alternate, substitute or successor index to the then-current Index in mortgages purchased and/or guaranteed by Freddie Mac regardless of the continued existence of the then-current Index.

An Index Conversion Event may occur more than one time during the term of the Loan.   Lender may but is not required to rely on a statement of the supervisor of the administrator of the applicable Index to make its determination that an Index Conversion Event has occurred.

“Index Conversion Notice” is defined in Section 2.04(a) hereof.

“Index Page” means the LIBOR Index Page or the Alternate Index Page, as applicable.

“Index Rate” means, as applicable:

(a)         For each Interest Period beginning on the first Interest Period until (but not including) an Index Conversion Date, the rate for the LIBOR Index released most recently preceding the first day of the month in which the Interest Period begins, as the LIBOR Index Rate is displayed on the LIBOR Index Page.

(b)         For each Interest Period beginning on an Index Conversion Date until any subsequent Index Conversion Date, the rate for the applicable Alternate Index released most recently preceding the first day of such Interest Period, as such rate is displayed on the applicable Alternate Index Page, plus the applicable Adjustment Factor.

If at any time the Index Rate is less than zero, the Index Rate will be deemed to be zero for all purposes of this Loan Agreement and the Note.

“Interest” shall mean, with respect to the Loan as of any Payment Date, an amount equal to the sum of the Daily Interest Amounts for all Underlying Loans for each day during the Interest Period.

“Interest Period” shall mean, with respect to any specified Payment Date, the period from and including the first (1st) day of the calendar month immediately preceding such specified Payment Date to but excluding the first (1st) day of the calendar month in which such specified Payment Date occurs. Notwithstanding the foregoing, the first Interest Period shall commence on and include the Closing Date.

“Interest Rate” shall mean, for any Interest Period for the related Underlying Loan, a rate per annum equal (a) with respect to any Fixed Rate Underlying Loan, the applicable Fixed Interest Rate with respect to such Underlying Loan, or (b) with respect to any Floating Rate Underlying Loan, (i) the sum of (A) the Index Rate, as determined for such Interest Period plus (B) the Applicable Margin with respect to such Underlying Loan.

“Investment Company Act” shall mean the Investment Company Act of 1940, as amended.

“ISDA” means the International Swaps and Derivatives Association.

“Lender” shall have the meaning provided in the preamble hereof.

“LIBOR” means the London Interbank Offered Rate; provided that LIBOR will be deemed to be 2.39800% for the Interest Accrual Period relating to the First Payment Date for the Fund.

“LIBOR Index” means ICE’s one (1) month LIBOR for United States Dollar deposits, as such index is displayed on the LIBOR Index Page used to establish the LIBOR Index Rate.

“LIBOR Index Rate” means ICE’s rate for the LIBOR Index.

“LIBOR Index Page” means one of the following, as determined by Lender:

(a)         Bloomberg L.P., page “BBAM”, or such other page for the LIBOR Index as may replace page BBAM on that service.

(b)         The applicable page for the LIBOR Index on another service which electronically transmits or displays rates for LIBOR.

(c)         Any publication of rates for LIBOR available from ICE.

(d)         If ICE ceases to set or publish a LIBOR rate/interest settlement rate, any other publication of rates for LIBOR that Lender determines is appropriate for calculating the Interest Rate.

“Lien” shall mean any mortgage, lien, pledge, charge, security interest or similar encumbrance.

“Limited Recourse Guaranty” shall mean that certain Limited Recourse Guaranty executed by Guarantor and dated as of the date hereof.

“Litigation Threshold” shall mean an amount equal to $500,000.

“Loan” shall have the meaning set forth in Section 2.01 hereof.

“Loan Agreement” shall mean this Loan and Security Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

“Loan Documents” shall mean, collectively, this Loan Agreement, the Note, the Custodial Agreement, the Collection Account Agreement, the Guaranty, the Servicing Instruction Letter, and any and all other documents and agreements now or hereafter evidencing and/or securing the Loan, as each of the foregoing may be amended, modified, supplemented and/or restated from time to time; provided, however, Loan Documents shall not include any of the Underlying Loan Documents.

“Mandatory Prepayment” shall have the meaning set forth in Section 2.05(a) hereof.

“Mandatory Prepayment Amount” shall have the meaning set forth in Section 2.05(a) hereof.

“Margin Call” shall have the meaning set forth in Section 2.07(a) hereof.

“Margin Deficit Amount” shall mean (a) with respect to a Margin Deficit Event pursuant to clause (a) of such definition, an amount that, if added to the interest due and payable by the Underlying Borrowers with respect to all Underlying Loans, less any set up fees and ongoing expenses and fees payable by Borrower with respect to such Underlying Loans and any Borrower organizational expenses, would cause such aggregate amount of interest due by the Underlying Borrowers with respect to all Underlying Loans to be equal to twice the amount of Interest payable with respect to the Loan by Borrower pursuant to this Loan Agreement, and (b) with respect to a Margin Deficit Event pursuant to clause (b) of such definition, an amount that, if subtracted from the Allocated Loan Amount, would be sufficient to cause the Advance Rate (UPB) of such Underlying Loan (after deduction of such amount from the Allocated Loan Amount and after application of such Write Down) to be equal to the Advance Rate (UPB) set forth in the Terms Schedule.

“Margin Deficit Event” shall mean the occurrence of any of the following: (a) if, as of any Payment Date, the interest due and payable by the Underlying Borrowers with respect to all Underlying Loans, less any set up fees and ongoing expenses and fees payable by Borrower with respect to such Underlying Loans and any Borrower organizational expenses, is less than twice the amount of the Interest due with respect to the Loan by Borrower pursuant to this Loan Agreement as of such Payment Date or (b) with respect to any Underlying Loan, if upon the occurrence of a Write Down with respect to such Underlying Loan, the Allocated Loan Amount of such Underlying Loan divided by the unpaid principal balance of such Underlying Loan is greater than the Advance Rate (UPB) applicable to such Underlying Loan.

“Material Adverse Effect” shall mean a material adverse effect on (a) the business, assets or financial condition of the Underlying Mortgaged Property, Borrower, or Guarantor, taken as a whole, (b) the ability of Borrower and/or Guarantor to perform its obligations under any of the Loan Documents to which it is a party, (c) the validity or enforceability of any of the Loan Documents, or (d) the rights and remedies of Lender under any of the Loan Documents.

“Maturity Date” shall mean the Facility Maturity Date, or such earlier date on which the final payment of principal of the Note becomes due and payable in accordance with the provisions hereof, by acceleration or by operation of law or otherwise.

“Maximum Facility Amount” shall mean NINE HUNDRED NINTY-FIVE MILLION ONE HUNDRED AND FIFTY-SEVEN THOUSAND SIXTY AND 95/100 DOLLARS ($995,157,060.95).

“Mortgage Loan Seller” shall mean Freddie Mac.

“Multiemployer Plan” shall mean a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been, or were required to have been, made by Borrower or any ERISA Affiliate and that is covered by Title IV of ERISA.

“Net Cash Flow” shall mean, with respect to any Underlying Loan at any time, all monies collected from or in respect of such Underlying Loan, including without limitation, payments of interest, principal, repayment, rental or other income, insurance and liquidation proceeds, payments in respect of any associated hedging transaction, and all proceeds from sale or other disposition of the Underlying Mortgaged Property. For the avoidance of doubt, Net Cash Flow shall not include origination fees and expense deposits paid by Underlying Borrower in connection with the origination and closing of the Underlying Loan.

“Non-Excluded Taxes” shall have the meaning set forth in Section 2.09(a) hereof.

“Non-US Equity Holder” shall have the meaning set forth in Section 5.01(r) hereof.

“Note” shall have the meaning set forth in Section 2.02 hereof.

“Obligor” shall mean any borrower, guarantor, or other obligor under any Underlying Loan Documents.

“Payment Date” shall mean, with respect to any Interest Period, the twenty-fifth (25th) day of the calendar month immediately succeeding such Interest Period, or if such day is not a Business Day, the immediately succeeding Business Day.

“Payoff” shall mean, with respect to any Underlying Loan, repayment by the applicable Underlying Borrower (or any other Person) of all outstanding principal thereunder together with all interest accrued thereon to the date of such repayment and any penalty or premium thereon.

“Payoff Proceeds” shall mean, with respect to any Underlying Loan, all funds received from the applicable Underlying Borrower (or any other Person) in connection with a Payoff.

“Permitted Liens” shall mean, for each Underlying Loan, (a) all Liens and any other encumbrance or charge permitted pursuant to the applicable Underlying Loan Documents, (b) all Liens and any other encumbrance or charge approved by Lender prior to the Closing Date, (c) the Liens, easements, rights of way and other encumbrances or matters identified as title exceptions in the mortgagee title insurance loan policies relating to the applicable Underlying Mortgages and the corresponding title datedowns of such mortgagee title insurance loan policies received and reviewed by Borrower and Lender prior to the Closing Date, (d) Liens and any other encumbrance or charge created or permitted pursuant to the applicable Underlying Loan Documents and the applicable Loan Documents and (e) Liens and any other encumbrance or charge otherwise specifically identified to Lender and approved in writing by Lender in its good faith business judgment, such approval not to be unreasonably withheld, conditioned or delayed.

“Permitted Underlying Loan Modification” shall mean any modification, amendment or waiver of any provision of an Underlying Loan which is not a Significant Underlying Loan Modification.

“Person” shall mean any individual, corporation, company, voluntary association, partnership, joint venture, limited liability company, trust, unincorporated association, government (or any agency, instrumentality or political subdivision thereof) or any other entity of whatever nature.

“Plan” shall mean an employee benefit or other plan established or maintained by Borrower or any ERISA Affiliate during the five year period ended prior to the date of this Loan Agreement or to which Borrower or any ERISA Affiliate makes, is obligated to make or has, within the five year period ended prior to the date of this Loan Agreement, been required to make contributions and that is covered by Title IV of ERISA or Section 302 of ERISA or Section 412 of the Internal Revenue Code, other than a Multiemployer Plan.

“Prepayment Premium” shall mean, with respect to any prepayment, an amount equal to the sum of:

(i)         to the extent (a) such prepayment is allocated to an Underlying Loan (the “Allocated Prepayment Amount”) that is a Fixed Rate Underlying Loan and (b) a prepayment of such Underlying Loan would be subject to a prepayment charge equal to a fixed percentage pursuant to the Underlying Loan Documents, the product of (w) the unpaid principal balance of such Underlying Loan, (x) the fixed percentage prepayment charge applicable to the Underlying Loan, (y) the percentage of the Loan that is being prepaid and (z) 50%;

(ii)         to the extent the Allocated Prepayment Amount (a) relates to a Fixed Rate Underlying Loan and (b) a prepayment of such Underlying Loan would be subject to a yield maintenance charge (the “Yield Maintenance Allocated Prepayment Amount”) pursuant to the Underlying Loan Documents, the greater of (y) the Yield Maintenance Amount and (z) the product of (1) 1.0% and (2) such Yield Maintenance Allocated Prepayment Amount; and

(iii)         to the extent the Allocated Prepayment Amount is made with respect to a Floating Rate Underlying Loan, the product of (a) the unpaid principal balance of the related Underlying Loan, (b) 1%, (c) the percentage of the Loan that is being prepaid and (d) 50%.

“Prohibited Person” shall have the meaning set forth in Section 6.16 hereof.

“Property” shall mean, individually and collectively as the context may require, the Underlying Mortgaged Property and any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, owned by an Underlying Borrower and pledged by the Underlying Borrower pursuant to the applicable Underlying Loan Documents.

“Purchase and Sale Agreement” shall mean that certain Purchase and Sale and Agreement, dated as of the date hereof, by and between the Fund and Mortgage Loan Seller.

“Purchase Price” shall mean, with respect to each Underlying Loan, the amount set forth as the “Fair Value @ Purchase Price” in the Terms Schedule.

“Receipts” shall mean all principal and interest payments and other amounts (excluding any amounts required to fund escrows or reserves pursuant to the Underlying Loan Documents) payable to Borrower with respect to any Underlying Loan pursuant to the applicable Underlying Loan Documents.

“Replacement Guaranty” is defined in Section 2.12 hereof.

“Requirement of Law” shall mean as to any Person, any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” shall mean, (a) with respect to Collection Agent, any officer or assistant officer in the corporate trust department of the Collection Agent (including, but not limited to, an assistant secretary and/or an assistant treasurer), having direct responsibility for the administration of the Transaction and (b) with respect to any other Person, the president, the chief executive officer, the chief operating officer or, with respect to financial matters, the chief financial officer of such Person; provided, that in the event any such officer is unavailable at any time he or she is required to take any action hereunder, Responsible Officer shall mean any officer authorized to act on such officer’s behalf as demonstrated to Lender to its reasonable satisfaction.

“Secured Obligations” shall mean the unpaid principal amount of, and interest on, the Loan, and all other obligations and liabilities of Borrower to Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of or in connection with this Loan Agreement, the Note, and any other Loan Document (but excluding the Underlying Loan Documents) made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all reasonable fees and disbursements of counsel to Lender that are required to be paid by Borrower pursuant to the terms hereof or thereof) or otherwise, including, without limitation, all amounts described in Section 9(c) and Section 9(d) hereof. For purposes hereof, “interest” shall include, without limitation, interest accruing after the maturity of the Loan and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding.

“Servicer” shall mean Freddie Mac or any other special servicer or master servicer approved by Lender in its sole and absolute discretion.

“Servicing Account” shall mean a segregated, interest bearing account of the master servicer that is subject to the security interest of Lender.

“Servicing Agreement” shall mean that certain Servicing Agreement, dated as of the date hereof, by and among the Fund, Borrower, the manager of the Fund and Servicer.

“Servicing Instruction Letter” shall mean a letter agreement substantially in the form of Exhibit C attached hereto and otherwise acceptable to Lender.

“Servicing Records” shall have the meaning set forth in Section 11.15(b) hereof.

“Servicing Rights” shall mean rights of any Person, to administer, service or subservice, the Underlying Loan or to possess related Servicing Records.

“Servicing Standard” shall mean

(a)  with respect to any Underlying Loan (other than when it is a specially serviced loan), to the extent not inconsistent with applicable law, the terms of this Loan Agreement or the terms of the respective Underlying Loan Documents or any applicable intercreditor or co-lender and/or similar agreement(s), servicing and administering such Underlying Loans in accordance with (i) Freddie Mac Servicing Practices or (ii) to the extent Freddie Mac Servicing Practices do not provide sufficient guidance or Freddie Mac Servicing Practices have not been made available in writing or communicated in writing by Freddie Mac to the Servicer, Accepted Servicing Practices; and

(b) with respect to any Underlying Loan that is a specially serviced loan, to the extent not inconsistent with applicable law, the terms of this Loan Agreement or the terms of the respective Underlying Loan Documents or any applicable intercreditor or co-lender and/or similar agreement(s), servicing and administrating such Underlying Loans in accordance with Accepted Servicing Practices; provided, however, to the extent consistent with applicable law, the terms of this Loan Agreement and the terms of the respective Underlying Loan Documents and any applicable intercreditor or co-lender and/or similar agreement(s), the Servicer may, in its sole discretion, require the Borrower to maintain insurance consistent with either (i) Accepted Servicing Practices or (ii) Freddie Mac Servicing Practices.

In the event of any conflict under clause (a) of this definition (i) between Freddie Mac Servicing Practices and Accepted Servicing Practices, Freddie Mac Servicing Practices shall govern and be applicable and (ii) between Freddie Mac Servicing Practices or Accepted Servicing Practices and the express written terms of this Loan Agreement, the terms of this Loan Agreement shall govern and be applicable.

“Significant Underlying Loan Modification” shall mean any modification or amendment of an Underlying Loan which:

(a)         reduces the outstanding principal amount of the Underlying Loan other than with respect to a dollar-for-dollar principal payment of such Underlying Loan,

(b)          increases the outstanding principal amount of the Underlying Loan other than increases which are derived from protective advances,

(c)         modifies the regularly scheduled payments of principal and interest of the Underlying Loan,

(d)         changes the frequency of scheduled payments of principal and interest in respect of the Underlying Loan,

(e)         subordinates the lien priority of the Underlying Loan or the payment priority of the Underlying Loan other than subordinations required under the then existing terms and conditions of the Underlying Loan, which terms and conditions do not permit any material lender discretion (provided, however, the foregoing shall not preclude the execution and delivery of subordination, nondisturbance and attornment agreements with tenants, subordination to tenant leases, easements, plats of subdivision and condominium declarations and similar instruments which in the commercially reasonable judgment of the applicable Servicer do not materially adversely affect the rights and interest of the holder of the Underlying Loan),

(f)         releases any collateral for the Underlying Loan other than releases required under the then existing Underlying Loan Documents, which terms and conditions do not permit any material lender discretion, or immaterial releases in connection with eminent domain or under threat of eminent domain,

(g)         waives, amends or modifies any cash management or reserve account requirements of the Underlying Loan other than changes required under the then existing Underlying Loan Documents, which terms and conditions do not provide for any material lender discretion,

(h)         waives any due-on-sale or due-on-encumbrance provisions of the Underlying Loan other than waivers required to be given under the then existing Underlying Loan Documents, which terms and conditions do not provide for any material lender discretion,

(i)         waives, amends or modifies any guaranty or indemnity provisions or agreements for the Underlying Loan,

(j)         waives, amends or modifies any master lease, operating lease or tenancy in common agreement,

(k)         waives or reduces any insurance requirements,

(l)          approves any material agreements as described in the Underlying Loan Documents,

(m)         applies any proceeds, rents, collateral, reserves, or any other collateral held by Borrower when, pursuant to the Underlying Loan Documents, Borrower is permitted to apply any such proceeds, rents, collateral, reserves, or any other collateral held by Borrower in Borrower’s “sole discretion”,

(n)          amends or modifies any organizational documents of any special purpose bankruptcy remote entity,

(o)          consents to any zoning reclassification of all or any portion of the Underlying Mortgaged Property,

(p)          determines that the provisions set forth in the Underlying Loan Agreement regarding the application of insurance proceeds have been satisfied,

(q)          consents to or approves a transfer, sale, conveyance, mortgage, grant, pledge, or other transfer or disposition of the Underlying Loan or Underlying Mortgaged Property, except as required or expressly permitted under the Underlying Loan Documents,

(r)          any exercise of remedies by Borrower in connection with an event of default by the Underlying Borrower pursuant to the Underlying Loan Documents, including, without limitation, any foreclosure or deed-in-lieu of foreclosure of the Underlying Mortgaged Property,

(s)         consents to a modification or amendment of any interest rate cap agreement,

(t)          consents to a material alteration, as described in the Underlying Loan Documents,

(u)          approves an annual operating budget, as described in the Underlying Loan Documents,

(v)          approves the amendment, surrender, termination, cancellation, modification, assignment or extension of the Underlying Loan Documents or an intercreditor agreement, or

(w)         enters into and/or approves a deposit account control agreement which does not contain successor and assign language.

“Special Purpose Bankruptcy Remote Entity” shall have the meaning set forth on Schedule 2 attached hereto.

“Stated Facility Maturity Date” shall mean July 12, 2029.

“Subsidiary” shall mean, with respect to any Person, any other Person of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

“Sub-Servicer” shall mean, with respect to an Underlying Loan, the originator of such Underlying Loan or another entity acceptable to Freddie Mac and Borrower with whom the Servicer has entered into a sub-servicing agreement.

“Terms Schedule” shall mean the schedule of terms with respect to each Underlying Loan set forth on Schedule 1 hereto.

“Title Insurance Policy” shall mean, with respect to the Property, the ALTA Owner’s Title Policy and/or the ALTA Lender’s Title Policy, as applicable.

“Transaction” shall mean a Transaction, as specified in Section 2.01(b) hereof.

“Trust Receipt” shall have the meaning set forth in the Custodial Agreement.

“Underlying Borrower” shall mean the obligor on an Underlying Note and the grantor of the related Underlying Mortgage.

“Underlying Loan” or “Underlying Loans” shall mean, individually or collectively, as the context may require, the underlying first priority commercial mortgage loans sold by the Mortgage Loan Seller to Borrower.

“Underlying Loan Closing Date” shall mean, with respect to any Underlying Loan, the date on which Borrower purchases the applicable Underlying Loan from Mortgage Loan Seller.

“Underlying Loan Documents” shall have the meaning set forth in the Custodial Agreement.

“Underlying Loan File” shall have the meaning set forth in the Custodial Agreement.

“Underlying Loan Termination Date” shall mean, with respect to any Underlying Loan, the earliest to occur of (a) the Stated Facility Maturity Date, (b) the maturity date of such Underlying Loan (whether scheduled, by acceleration or otherwise), (c) the repayment in full of such Underlying Loan by the related Underlying Borrower or (d) the sale of such Underlying Loan to any Person.

“Underlying Mortgage” shall mean, individually or collectively, as the context may require, a mortgage, deed of trust, deed to secure debt or other instrument creating a valid and enforceable first lien on, or first priority ownership interest in, the Underlying Mortgaged Property securing the Underlying Note.

“Underlying Mortgaged Property” shall mean, individually or collectively, as the context may require, the mortgaged property securing the Underlying Loan.

“Underlying Note” shall mean, individually or collectively, as the context may require, the note or other evidence of indebtedness of Underlying Borrower secured by the Underlying Mortgage.

“UCC” shall mean the Uniform Commercial Code as in effect on the date hereof in the State of New York; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

“Write Down” shall mean, with respect to any Underlying Loan, a write down by Lender on its books and records of the unpaid principal balance of any Underlying Loan (regardless as to whether Borrower writes down any unpaid principal balance of any Underlying Loan on its books and records or whether the principal balance of the Underlying Loan is actually reduced).

“Yield Maintenance Allocated Prepayment Amount” shall have the meaning set forth in the definition of Prepayment Premium.

“Yield Maintenance Amount” shall mean, with respect to a Fixed Rate Underlying Loan, an amount equal to the product of (a) the applicable Yield Maintenance Allocated Prepayment Amount, (b) difference between (i) the sum of the monthly Interest Rate for such Fixed Rate Underlying Loan and the Master Servicing Fee (as defined in the Servicing Agreement) (expressed as a percentage per month) and (ii) the Assumed Reinvestment Rate (as defined in the Underlying Loan Documents for such Fixed Rate Underlying Loan) and (c) the Present Value Factor (as defined in the Underlying Loan Documents for such Fixed Rate Underlying Loan).

1.02    Accounting Terms and Determinations. Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to Lender hereunder shall be prepared, in accordance with GAAP.

SECTION 2.    Terms of the Loan.

2.01    Loan

(a)    Subject to the terms and conditions of this Loan Agreement (including, without limitation, Section 5 hereof), Lender shall make a loan to Borrower on the Closing Date (the “Loan”) in the amount of the Maximum Facility Amount. The Lender will target to lend at an Advance Rate (Purchase Price) of eighty percent (80%) (or such lesser Advance Rate (Purchase Price) requested by Borrower) with respect to each Underlying Loan; provided, that based on the characteristics of such Underlying Loan and the obligation to achieve the Assumed Targeted Yield, Lender may, in its sole discretion, offer financing at an Advance Rate (Purchase Price) greater than eighty percent (80%) (but no greater than eighty five percent (85%)) or an Advance Rate (Purchase Price) lower than eighty percent (80%). The Lender will target to lend at a rate based on the characteristics of such Underlying Loan and the obligation to achieve the Assumed Targeted Yield as of the Closing Date.

(b)    Subject to the terms and conditions of the Loan Documents, on the Closing Date the parties hereto may enter into transactions in which Lender will advance funds to Borrower secured by Borrower’s right, title and interest in and to the Underlying Loans set forth on the Terms Schedule. Each such transaction shall be referred to herein as a “Transaction” and, unless otherwise agreed in writing, shall be governed by this Loan Agreement, including any supplemental terms or conditions contained in any exhibits identified herein as applicable hereunder. Each financing of an Underlying Loan shall constitute a distinct Transaction. Notwithstanding any provision or agreement herein, this Loan Agreement is not a commitment by Lender to engage in Transactions, but sets forth the requirements under which Lender would consider entering into Transactions from time to time. At no time shall Lender be obligated to finance any Underlying Loan.

(c)    Upon the satisfaction of all conditions set forth in Section 5.01 for each Transaction, Lender will advance to Borrower an amount equal to the Allocated Loan Amount for the applicable Underlying Loan to an account of Borrower. This Loan Agreement (including the applicable portion of the Terms Schedule), shall be conclusive evidence of the terms of the Transaction covered thereby.

(d)    Amounts borrowed pursuant to any Transaction may not be re-borrowed by Borrower.

2.02    Note. The Loan shall be evidenced by a single promissory note of Borrower (the “Note”), dated the Closing Date, payable to Lender in an amount up to the Maximum Facility Amount (or such lesser amount as shall equal the aggregate unpaid principal amount of the Loan made by Lender to Borrower under this Loan Agreement) and otherwise duly completed. Lender shall have the right to have the Note subdivided, by exchange for promissory notes of lesser denominations or otherwise, as determined by Lender.

2.03    Repayment of Loan; Interest.

(a)    Borrower hereby promises to repay in full on the Maturity Date the then aggregate outstanding principal amount of the Loan. For the avoidance of doubt, Borrower shall be required to repay to Lender the principal sum of up to the Maximum Facility Amount or such lesser amount actually advanced by Lender to Borrower pursuant to the terms of this Loan Agreement.

(b)    With respect to each Underlying Loan, Borrower hereby promises to repay in full on the applicable Underlying Loan Termination Date for such Underlying Loan, the then outstanding Allocated Loan Amount for such Underlying Loan.

(c)    Borrower hereby promises to pay to Lender, on each Payment Date until the date the Loan shall be paid in full, all then accrued and unpaid Interest with respect to the Loan.

(d)    In accordance with any payments made by Borrower pursuant to Section 2.03(b) above, Borrower shall indemnify Lender and hold Lender harmless from any actual loss or expense which Lender may sustain or incur arising from (a) the re-employment of funds obtained by Lender to maintain the Loan hereunder for the period from the date of such payment through the following Payment Date had the payments made pursuant to Sections 2.03(b) not occurred or (b) fees payable to terminate the deposits from which such funds were obtained, in either case, which actual loss or expense shall be equal to any amount equal to the excess, as reasonably determined by Lender, of (i) its cost of obtaining funds for the Loan for the period from the date of such payment through the following Payment Date had the payments made pursuant to Section 2.03(b) not occurred over (ii) the amount of interest likely to be realized by Lender in redeploying the funds not utilized by reason of such payment for such period. Lender shall, at the request of Borrower, notify Borrower of an estimate of the approximate amounts of costs to be paid by Borrower in the event of any such payment, such estimate shall not be conclusive and may in no way limit the amount of costs determined at the time that such prepayment is made. This Section 2.03(d) shall survive termination of this Loan Agreement and payment of the Note.

If all or a portion of the principal amount of the Loan, or any interest payable thereon or any other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the Default Rate, from the date of such non-payment until such amount is paid in full. Notwithstanding the foregoing, interest accruing at the Default Rate shall be payable to Lender on demand.

2.04    Alternate Index. If an Index Conversion Event occurs:

(a)    Lender will notify Borrower in writing of the Alternate Index, the Alternate Index Page, and the Index Conversion Date (as defined below) (“Index Conversion Notice”) and of the Adjustment Factor (“Adjustment Factor Notice”) before the first Payment Date following the Index Conversion Date.

(b)    Beginning on the date specified in the Index Conversion Notice (“Index Conversion Date”), interest will accrue at the Interest Rate calculated using the Alternate Index, the Alternate Index Page and the Adjustment Factor specified in the applicable Index Conversion Notice and Adjustment Factor Notice, without the necessity of any amendment or other modification of this Loan Agreement or the Note.

(c)    The designation or determination by Lender of an Index Conversion Event, the Index Conversion Date, the Alternate Index, the Alternate Index Page, and the Adjustment Factor will be conclusive.

(d)    Lender will determine and designate the Alternate Index, the Alternate Index Page, and the Adjustment Factor only if an Index Conversion Event occurs, and will not re-determine or re-designate another Alternate Index, the Alternate Index Page, or Adjustment Factor unless a subsequent Index Conversion Event occurs.

2.05    Mandatory Prepayments

(a)    If an Underlying Borrower with respect to an Underlying Loan shall prepay (or pay on or after the maturity date of such Underlying Loan) all or any portion of the principal amount of such Underlying Loan (including any scheduled amortization or unscheduled principal payment, liquidation proceeds or other similar proceeds) or the Underlying Loan shall be sold to any Person, on the first Payment Date immediately following the date of such payment by such Underlying Borrower, Borrower shall be required to make a prepayment of the Loan hereunder (each, a “Mandatory Prepayment”) in an amount equal to the sum of (i) lesser of (x) the product of the Advance Rate (UPB) for such Underlying Loan and the amount of such principal payment or prepayment and (y) the amount necessary to reduce the then outstanding Allocated Loan Amount for such Underlying Loan to zero, (ii) all fees and other amounts then due and payable to Custodian pursuant to the Custodial Agreement, Collection Agent pursuant to the Collection Account Agreement and Servicer pursuant to the Servicing Agreement, in each case with respect to such Underlying Loan, (iii) all accrued and unpaid interest on the unpaid principal amount of such Underlying Loan and (iv) all other amounts then due and payable to Lender in connection with such Underlying Loan (the “Mandatory Prepayment Amount”). The obligation of Borrower to pay the Mandatory Prepayment Amount may be satisfied by the application of Receipts pursuant to Section 3.03(c) hereof. In connection with any Mandatory Prepayment required hereunder, the Allocated Loan Amount for the applicable Underlying Loan shall be reduced by an amount equal to the related Mandatory Prepayment Amount. After the reduction in full of the Allocated Loan Amount for the applicable Underlying Loan, any excess amounts shall be applied by Lender in its sole discretion. Upon any Mandatory Prepayment that is allocated to an Underlying Loan that is not in an open prepayment period, Borrower shall pay to Lender the Prepayment Premium with respect to such Mandatory Prepayment.

(b)    If any Underlying Loan is a Defaulted Loan, Borrower shall pay to Lender, within two (2) Business Days of demand by Lender, an amount equal to the Allocated Loan Amount for the applicable Underlying Loan (without the payment of any premium or penalty); provided, however, any demand for payment of the Allocated Loan Amount for an applicable Underlying Loan may be waived or revoked by Lender in its sole discretion at any time.

(c)    Promptly following the repayment of the Allocated Loan Amount of an applicable Underlying Loan in full, and so long as no Event of Default shall have occurred and be continuing, Lender’s security interest in the related Collateral shall terminate in accordance with Section 4.10.

2.06    Optional Prepayments. Borrower may prepay the Loan, in whole or in part, on any Payment Date, provided that (a) no later than five (5) Business Days prior to such Payment Date, Borrower notifies Lender in writing of its intent to make such prepayment and setting forth the Payment Date, the amount of such prepayment and identifying with particularity the Transaction(s) to be prepaid on such Payment Date, (b) no Default or Event of Default shall have occurred and be continuing both as of the date notice is delivered pursuant to clause (a) above and as of the applicable Prepayment Date, unless such Default or Event of Default is cured by such Prepayment Date, and (c) any Margin Deficit Event is cured contemporaneously with such early prepayment. Any amounts prepaid shall be applied to repay the outstanding principal amount of the Loan (together with accrued and unpaid interest thereon) until paid in full. Provided that no Default, Event of Default, or Margin Deficit Event is continuing, the amount of any prepayment made pursuant to this Section 2.06 shall be allocated to reduce the Allocated Loan Amount for each Underlying Loan in the amounts specified by Borrower for each such Underlying Loan. If such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with accrued and unpaid interest to such date on the amount prepaid. Partial prepayments shall be in an aggregate principal amount of at least $100,000. Upon any optional prepayment that is allocated to an Underlying Loan that is not in an open prepayment period, Borrower shall pay to Lender the Prepayment Premium with respect to such optional prepayment.

2.07    Margin Maintenance.

(a)    If there exists a Margin Deficit Event, Lender may, by notice to Borrower substantially in the form of Exhibit B hereto (a “Margin Call”), require Borrower to (i) with respect to a Margin Deficit Event set forth in clause (a) of such definition, deposit with Lender cash in an amount equal to the Margin Deficit Amount, which cash will be held by Lender as additional Collateral for the Loan; provided, that in lieu of such cash payment (provided that sufficient amounts are then held in the Collection Account to pay such Margin Deficit Amount and all other amounts then due and payable on such Payment Date), Borrower may request on any Payment Date, subject to Lender’s approval in its sole discretion (such approval to be revocable by Lender at any time), that Lender apply amounts in the Collection Account to pay such Margin Deficit Amount pursuant to Section 3.03(c)(v) hereof, or (ii) with respect to a Margin Deficit Event set forth in clause (b) of such definition, make a cash payment in reduction of the Allocated Loan Amount of the applicable Underlying Loan so that after giving effect to such payment, no Margin Deficit Event shall exist; provided, that in lieu of such cash payment (provided that sufficient amounts are then held in the Collection Account to pay such Margin Deficit Amount and all other amounts then due and payable on such Payment Date), Borrower may request on any Payment Date, subject to Lender’s approval in its sole discretion (such approval to be revocable by Lender at any time), that the Lender apply amounts in the Collection Account to pay such Margin Deficit Amount pursuant to Section 3.03(c)(v) hereof. If Borrower deposited with Lender cash in an amount equal to the Margin Deficit Amount pursuant to this Section 2.07(a)(i) above and Borrower subsequently satisfies such Margin Call (without taking into account any amounts held by Lender in the Collection Account), then Lender shall release such cash collateral to Borrower on the next Payment Date.

(b)    With respect to any Margin Deficit Event set forth in clause (a) of such definition, if Borrower elects to make a cash deposit pursuant to Section 2.07(a)(i), such cash deposit must be made within thirty (30) days after the date of such Margin Deficit Event. With respect to a Margin Deficit Event set forth in clause (b) of such definition, if a Margin Call is given by Lender under Section 2.07(a) on any Business Day at or prior to 10:00 a.m. (New York City time) and Borrower elects to satisfy such Margin Call by making a cash payment, then Borrower shall cure the related Margin Deficit Event as provided in Section 2.07(a) by no later than 5:00 p.m. (New York City time) on the same Business Day. For the avoidance of doubt, if a Margin Call is given by Lender under Section 2.07(a) on any Business Day after the time set forth above, such Margin Call shall be considered given prior to such time on the immediately following Business Day.

(c)    The failure or delay by Lender, on any one or more occasions, to exercise its rights under this Section 2.07 shall not change or alter the terms and conditions or limit or waive the right of Lender to do so at a later date or in any way create additional rights for Borrower.

2.08    Requirements of Law.

(a)    If any Requirement of Law or any change in the interpretation or application thereof or compliance by Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

(i)    shall subject Lender to any tax of any kind whatsoever with respect to this Loan Agreement, the Note, any other Loan Document or the Loan or change the basis of taxation of payments to Lender in respect thereof (excluding Non-Excluded Taxes covered by Section 2.09 hereof and changes in the rate of tax on the overall net income of Lender);

(ii)    shall impose, modify or hold applicable any reserve, special deposit, compulsory advance or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances or other extensions of credit by, or any other acquisition of funds by, any office of Lender which is not otherwise included in the determination of the LIBOR hereunder;

(iii)    shall impose on Lender any other condition affecting this Loan Agreement or any other Loan Document;

and the result of any of the foregoing is to increase the cost to Lender, by an amount which Lender reasonably deems to be material until the Requirement of Law giving rise to such request ceases to be in effect and applicable to Lender, of making or maintaining the Loan or to reduce any amount receivable hereunder in respect thereof, then, in any such case, Borrower shall, upon receipt of prior written notice of such fact and a reasonably detailed description of the circumstances, within five (5) Business Days pay Lender such additional amount or amounts as will compensate Lender for such increased cost or reduced amount receivable.

(b)    If Lender shall have determined in good faith that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by Lender or any corporation controlling Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on Lender’s or such corporation’s capital as a consequence of its obligations hereunder by an amount deemed by Lender to be material (taking into consideration Lender’s or such corporation’s policies with respect to capital adequacy), then from time to time, Borrower shall within five (5) Business Days, upon written notice from Lender, pay to Lender such additional amount or amounts as will compensate Lender for such reduction.

(c)    If Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify Borrower of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this subsection submitted by Lender to Borrower shall be conclusive in the absence of manifest error.

2.09    Taxes.

(a)    All payments made by Borrower under this Loan Agreement and the Note shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on Lender as a result of a present or former connection between Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Loan Agreement or the Note). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings (“Non-Excluded Taxes”) are required to be withheld from any amounts payable to Lender hereunder or under the Note, the amounts so payable to Lender shall be increased to the extent necessary to yield to Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Loan Agreement; provided, however, that Borrower shall not be required to increase any such amounts payable to any Lender (i) that is not organized under the laws of the United States of America or a state thereof if such Lender fails to comply with the requirements of clause (b) of this Section or (ii) if at the time of the assignment of the Loan or an interest therein to such Lender, amounts payable to such Lender hereunder are subject to United States withholding taxes, except to the extent that the assignor to such Lender was entitled at that time to receive additional amounts under this paragraph with respect to Non-Excluded Taxes. Whenever any Non-Excluded Taxes are payable by Borrower, as promptly as possible thereafter Borrower shall send to Lender, as the case may be, a certified copy of an original official receipt received by Borrower showing payment thereof. If Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to Lender the required receipts or other required documentary evidence, Borrower shall indemnify Lender for any incremental taxes, interest or penalties that may become payable by Lender as a result of any such failure. The agreements in this Section shall survive the termination of this Loan Agreement and the payment of the Loan and all other amounts payable hereunder.

(b)    If any Lender determines, in the exercise of its good faith business judgment, that it has received a refund of any Non-Excluded Taxes as to which it has been indemnified by Borrower or with respect to which Borrower has paid additional amounts pursuant to this Section 2.09, it shall pay over such refund to Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by Borrower under this Section 2.09 with respect to the Non-Excluded Taxes giving rise to such refund), net of all out-of-pocket expenses of such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that Borrower, upon the request of such Lender, agrees to repay the amount paid over to Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Lender in the event such Lender is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to require any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to Borrower or any other Person.

(c)    Lender shall deliver to Borrower, and Borrower shall deliver to Lender, a duly executed IRS Form W-9 (or successor thereto) (i) upon execution of this Loan Agreement, (ii) upon request thereafter, (iii) upon a change in circumstances, or (iv) upon learning that any such form previously provided has become obsolete, incorrect, or ineffective.

2.10    Intentionally Omitted.

2.11    Release of Lien. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is expressly understood and agreed by Lender and Borrower that Borrower may sell or transfer at any time and from time to time an Underlying Loan and obtain the release of Lender’s security interests therein so long as (a) no Default or Event of Default has occurred or is continuing, unless such sale or transfer and payment in full of the Allocated Loan Amount required pursuant to clause (b) below will cure such Default or Event of Default and (b) Borrower pays in full the Allocated Loan Amount with respect to such Underlying Loan plus all other amounts due hereunder relating to such Underlying Loan if such payment is made on a date other than a Payment Date. In the event of any conflict between the foregoing sentence and any other provision of the Loan Documents, the foregoing sentence shall control.

2.12    Replacement Guaranty. At any time during the term of the Loan, Borrower shall have the right to cause a Replacement Guarantor to execute and deliver a replacement guaranty (a “Guarantor Replacement”) in the form of the Guaranty, pursuant to which the Replacement Guarantor shall assume all of the obligations and liabilities of Guarantor under the Guaranty from and after the date of such agreement (as may be modified to reflect that such Replacement Guarantor will have liability under the Guaranty from and after the date of the related Replacement Guaranty (defined below)) or otherwise in form and substance acceptable to Lender (a “Replacement Guaranty”), provided that (a) no Default or Event of Default has occurred and is then continuing, (b) Borrower has provided to Lender not less than thirty (30) days’ prior written notice of Borrower’s request to execute a Guarantor Replacement, which notice shall include (i) certified financial statements of each Replacement Guarantor for the most recent calendar or fiscal year-end, (ii) organizational documents for each Replacement Guarantor, (iii) an organizational chart for each Replacement Guarantor, indicating each person or entity with a collective equity interest (whether direct or indirect) in Borrower equal to or exceeding ten percent (10%), and (iv) such other documents as Lender or its counsel may reasonably request, (c) Replacement Guarantor shall furnish to Lender all documents evidencing Replacement Guarantor’s organization and good standing, and the qualification of the signers to execute the Replacement Guaranty, which documents shall include certified copies of all documents relating to the organization and formation of Replacement Guarantor, (d) Borrower shall deliver to Lender a reaffirmation signed by Borrower, reaffirming each of the representations, warranties and covenants of Borrower pursuant to the Loan Documents, (e) Borrower shall deliver to Lender a certificate of a Responsible Officer of Borrower certifying that each of the representations and warranties set forth in Section 6 of this Agreement are true and correct as of the date of such Guarantor Replacement, (f) Replacement Guarantor shall furnish to Lender a bankruptcy non-consolidation opinion and such other opinions of counsel reasonably satisfactory to Lender with respect to (i) that the substitution of the Replacement Guarantor and the execution of the Replacement Guaranty has been duly authorized, executed and delivered, that the Replacement Guaranty is valid, binding and enforceable against Replacement Guarantor in accordance with its terms, and that the execution of the Replacement Guaranty by Replacement Guarantor does not violate any term or condition of such Replacement Guarantor’s organizational documents, applicable law, rule or regulation, or any material agreement to which Replacement Guarantor is a party, (ii) that Replacement Guarantor and any entity which is a controlling stockholder, member or general partner of Replacement Guarantor have been duly organized, and are in existence and good standing, and (iii) such other matters as Lender may reasonably request and (g) Borrower shall have paid all reasonable, out-of-pocket costs and expenses of Lender in connection with such Guarantor Replacement. In the event that Borrower replaces Guarantor with a Replacement Guarantor, Borrower shall deliver the financial statements of the Replacement Guarantor as required pursuant to Section 7.01 of this Agreement with respect to the Guarantor. The Replacement Guarantor shall assume all the existing obligations of the Guarantor accruing from and after the Closing Date, including all obligations and liabilities which accrue after the date of such Guarantor Replacement.

SECTION 3.    Payments; Computations; Cash Management Arrangement.

3.01    Payments.

(a)    Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by Borrower under this Loan Agreement and the Note, shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, and wired to Lender, in accordance with wiring instructions provided by Lender, not later than 1:00 p.m., New York City time, on each Payment Date (and each such payment made after such time on such due date shall be deemed to have been made on the next succeeding Business Day). Borrower acknowledges that it has no rights of withdrawal from the foregoing account, except that Borrower shall be permitted to receive disbursements pursuant to and in accordance with Section 3.03(c) of this Loan Agreement.

(b)    Except to the extent otherwise expressly provided herein, if the due date of any payment under this Loan Agreement or the Note would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day, and interest shall be payable for any principal so extended for the period of such extension.

3.02    Computations. Interest on the Loan shall be computed on the basis of a 360-day year for the actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable.

3.03    Cash Management Arrangement.

(a)    The Collection Account shall be established at the Collection Agent, subject to and in accordance with the terms of the Collection Account Agreement and this Loan Agreement, concurrently with the execution and delivery of this Loan Agreement by Borrower and Lender. Lender shall have control over the Collection Account subject to the terms and provisions of the Collection Account Agreement.

(b)

(i)    On the Closing Date and on any date thereafter on which Sub-Servicer commences servicing any Underlying Loan, Servicer shall, pursuant to a sub-servicing agreement with the Sub-Servicer, direct Sub-Servicer, after deducting any applicable servicing fees then due and payable to Sub-Servicer, to pay all amounts payable to Borrower under the Underlying Loans to the Servicing Account no later than the 12th day of each month (or if such day is not a Business Day, the next succeeding Business Day).

(ii)    On the Closing Date and on any date thereafter on which any Servicer commences servicing any Underlying Loan which Servicer is not currently a party to a Servicing Instruction Letter, Borrower shall deliver to each Servicer a fully executed Servicing Instruction Letter, instructing each Servicer (or any other party responsible for remitting amounts to Borrower) of the Underlying Loans, after deducting any applicable servicing fees then due and payable to Servicer, to pay all amounts payable to Borrower under the Underlying Loans to the Collection Account no later than one (1) Business Day prior to the Payment Date for each month. If, after delivery of the Servicing Instruction Letter, the addressee(s) of the Servicing Instruction Letter forwards any Receipts with respect to the Underlying Loans to Borrower rather than directly to the Collection Account, Borrower shall (A) deliver an additional irrevocable re-direction letter to such addressee(s) and make other commercially reasonable efforts to cause such addressee(s) to forward such amounts directly to the Collection Account and (B) promptly, but in any event within two (2) Business Days, deposit in the Collection Account any such amounts.

(c)    So long as no Event of Default shall have occurred and be continuing, all Receipts received by the Collection Agent in respect of the Underlying Loans shall be remitted on each Payment Date in the following amounts and order of priority:

(i)     first, to pay all fees and other amounts then due and payable to Custodian pursuant to the Custodial Agreement, Collection Agent pursuant to the Collection Account Agreement and Servicer pursuant to the Servicing Agreement then due and payable, if any;

(ii)    second, to Lender, an amount equal to all accrued and unpaid interest on the unpaid principal amount of the Loan then due and payable;

(iii)    third, to the extent any principal payment, liquidation proceeds, or other similar proceeds are received for any Underlying Loan, to Lender to be applied in reduction of the Allocated Loan Amount of such Underlying Loan in an amount equal to the Mandatory Prepayment Amount;

(iv)    fourth, to Lender, an amount equal to any unpaid Margin Deficit Amount; and

(v)    fifth, to Lender, an amount equal to any other amounts then due and payable to Lender under any Loan Document;

(vi)    sixth, the surplus, if any, to Borrower.

(d)    If an Event of Default with respect to this Loan Agreement shall have occurred and be continuing, all Receipts received by the Collection Agent in respect of the Underlying Loans shall be held in the Collection Account as cash collateral for the Loan and shall be applied by Lender in such order and priority as Lender shall determine in its sole discretion after payment of the amounts set forth in clause (i) of Section 3.03(c). Upon the cure of all Events of Default (as determined by Lender in its sole discretion exercised in good faith), Lender shall promptly provide Collection Agent with notice that an Event of Default is no longer in existence.

SECTION 4.    Collateral Security.

4.01    Collateral; Security Interest.

(a)    The Underlying Loan Documents shall be collaterally assigned to Lender as security for the Loan and delivered to Custodian, together with endorsements of the original Underlying Notes in blank and assignments in blank of the Underlying Mortgages in recordable form and other ancillary loan documentation. Pursuant to the Custodial Agreement, Custodian shall hold the Underlying Loan Documents as exclusive bailee and agent for the benefit of Lender pursuant to the terms of the Custodial Agreement.

(b)    All of Borrower’s right, title and interest in, to and under each of the following items of property, whether now owned or hereafter acquired, now existing or hereafter created and wherever located, is hereinafter referred to as the “Collateral”:

(i)    the Underlying Loans and all proceeds therefrom;

(ii)    all Underlying Loan Documents relating to the foregoing, including without limitation all promissory notes, guaranties, and all Servicing Records, Servicing Rights, the Purchase and Sale Agreement, the Servicing Agreement, custodial agreements and any other collateral pledged or otherwise relating to the Underlying Loans, together with all files, documents, letters of credit, instruments, surveys, certificates, correspondence, appraisals, computer programs, computer storage media, accounting records and other books and records relating thereto in Borrower’s possession;

(iii)    all other insurance policies and insurance proceeds relating to the Underlying Loans, provided that insurance proceeds and condemnation awards shall be applied in accordance with the terms of the Underlying Loan Documents;

(iv)    the Servicing Account and all monies from time to time deposited in the Servicing Account;

(v)    the Collection Account and all monies from time to time deposited in the Collection Account;

(vi)    all “securities accounts”, as defined in the UCC, relating to any of the foregoing and each “financial asset”, as defined in the UCC, contained therein, including, without limitation, any accounts described in Section 3.03(b);

(vii)    all “accounts”, “chattel paper” and “general intangibles” as defined in the UCC relating to or constituting any and all of the foregoing; and

(viii)    any and all replacements, substitutions, distributions on or proceeds of any and all of the foregoing.

(c)    Borrower hereby assigns, pledges to Lender, and grants a security interest in favor of Lender in, Borrower’s right, title and interest in, to and under the Collateral, whether now owned or hereafter acquired, now existing or hereafter created and wherever located, to secure the Secured Obligations.

4.02    Further Documentation

. At any time and from time to time, upon the written request of Lender, and at the sole expense of Borrower, Borrower will promptly and duly execute and deliver, or will promptly cause to be executed and delivered, such further instruments, acknowledgments and documents and take such further action as Lender may reasonably request for the purpose of obtaining or preserving the full benefits of this Loan Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the UCC in effect in any relevant jurisdiction with respect to the Liens created hereby. Borrower also hereby authorizes Lender to file any such financing or continuation statement without the signature of Borrower to the extent permitted by applicable law. Borrower also hereby further authorizes Lender to file such financing statements and continuation statements which may describe the Collateral in the same manner as described herein or may describe the Collateral as “all assets of Borrower, whether now owned or existing or hereafter acquired or created or arising, wherever located, together with all proceeds thereof.”

4.03    Changes in Locations, Name, etc. Borrower shall not change its name, identity or corporate structure (or the equivalent) or change the location where it maintains its records with respect to the Collateral unless it shall have given Lender at least thirty (30) days prior written notice thereof and shall have delivered to Lender all UCC financing statements and amendments thereto as Lender shall reasonably request and taken all other actions reasonably deemed necessary by Lender to continue its perfected status in the Collateral with at least the same priority.

4.04    Lender’s Appointment as Attorney-in-Fact.

(a)    Borrower hereby irrevocably constitutes and appoints Lender and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Borrower and in the name of Borrower or in its own name, from time to time in Lender’s discretion, for the purpose of carrying out the terms of this Loan Agreement to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Loan Agreement (including, without limitation, completing any endorsements or assignments of the original Underlying Notes and the Underlying Loan Documents, in each case that were delivered in blank in accordance with this Loan Agreement, and filing any UCC financing statement assignments), and, without limiting the generality of the foregoing, Borrower hereby gives Lender the power and right, on behalf of Borrower, without assent by, but with notice to, Borrower, to do the following:

(i)    in the name of Borrower or its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any mortgage insurance or with respect to any other Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Lender for the purpose of collecting any and all such moneys due under any such mortgage insurance or with respect to any other Collateral whenever payable;

(ii)    to pay or discharge delinquent taxes and Liens levied or placed on or threatened against the Collateral other than Permitted Liens; and

(iii)    (A) to direct any party liable for any payment under any Collateral to make payment of any and all moneys due or to become due thereunder directly to Lender or as Lender shall direct; (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) to sign and endorse any invoices, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against Borrower with respect to any Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as Lender may deem appropriate; and (G) after the occurrence and during the continuance of an Event of Default, generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Lender were the absolute owner thereof for all purposes, and to do, at Lender’s option and Borrower’s expense, at any time, and from time to time, all acts and things which Lender deems necessary to protect, preserve or realize upon the Collateral and Lender’s Liens thereon and to effect the intent of this Loan Agreement, all as fully and effectively as Borrower might do.

Borrower hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

(b)    Borrower also authorizes Lender, at any time and from time to time, to execute, in connection with any sale provided for in Section 4.07 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral and to file any initial financing statements amendments thereto and continuation statements as authorized by applicable law, as applicable to all or any part of the Collateral.

(c)    The powers conferred on Lender are solely to protect Lender’s interests in the Collateral and shall not impose any duty upon Lender to exercise any such powers. Lender shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither Lender nor any of its officers, directors, or employees shall be responsible to Borrower for any act or failure to act hereunder, except for its own or their own gross negligence, bad faith or willful misconduct.

4.05    Performance by Lender of Borrower’s Obligations. If Borrower fails to perform or comply with any of its agreements contained in the Loan Documents after the giving of any required notice and the expiration of any applicable cure period, then Lender may itself perform or comply, or otherwise cause performance or compliance, with such agreement. The costs and expenses of Lender incurred in connection with such performance or compliance, together with interest thereon at a rate per annum equal to the Default Rate, shall be payable by Borrower to Lender on demand and shall constitute Secured Obligations.

4.06    Proceeds. If an Event of Default shall occur and be continuing, (a) all proceeds of Collateral received by Borrower consisting of cash, checks and other near-cash items shall be held by Borrower in trust for Lender, segregated from other funds of Borrower, and shall forthwith upon receipt by Borrower be turned over to Collection Agent, to be held in trust by Collection Agent for Lender in the exact form received by Borrower (duly endorsed by Borrower to Lender, if required) and (b) any and all such proceeds received by Lender (whether from Borrower or otherwise) may, in the sole discretion of Lender, but subject to the terms and conditions of the Underlying Loan Documents, be held by Lender as collateral security for, and/or then or at any time thereafter may be applied by Lender against, the Secured Obligations (whether matured or unmatured), such application to be made in accordance with Section 3.03(d). Any balance of such proceeds remaining after the Secured Obligations shall have been paid in full shall be paid over to Borrower or to whomsoever may be lawfully entitled to receive the same. For purposes hereof, proceeds shall include, but not be limited to, all principal and interest payments, all prepayments and payoffs, insurance claims, condemnation awards, sale proceeds, real estate owned rents and any other income and all other amounts received with respect to the Collateral.

4.07    Remedies.

(a)    If an Event of Default shall occur and be continuing, Lender may exercise, in addition to all other rights and remedies granted to it in this Loan Agreement, the other Loan Documents, and in any other instrument or agreement (but excluding the Underlying Loan Documents) securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the UCC. Without limiting the generality of the foregoing, Lender without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon Borrower or any other Person (each and all of which demands, presentments, protests, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell (on a servicing released basis, if applicable, at Lender’s option), lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels or as an entirety at one or more public sales. Lender shall have the right upon any such public sale to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in Borrower, which right or equity is hereby waived or released. Borrower further agrees, at Lender’s request, to the extent not held by the Custodian, to assemble the Collateral and make it available to Lender at places which Lender shall reasonably select, whether at Borrower’s premises or elsewhere. Lender shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of Lender hereunder, including without limitation reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Secured Obligations, in such order as Lender may elect, and only after such application and after the payment by Lender of any other amount required or permitted by any provision of law, including without limitation Section 9-615 of the UCC, need Lender account for the surplus, if any, to Borrower. To the extent permitted by applicable law, Borrower waives all claims, damages and demands it may acquire against Lender arising out of the exercise by Lender of any of its rights hereunder, other than those claims, damages and demands arising from the gross negligence or willful misconduct of Lender. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition. Borrower shall remain liable for any deficiency (plus accrued interest thereon as contemplated pursuant to Section 2.03(c) hereof), and Guarantor shall remain liable for a Deficiency (as defined in the Guaranty) pursuant to the Guaranty, if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Secured Obligations and the reasonable fees and disbursements of any attorneys employed by Lender to collect such deficiency.

(b)    If an Event of Default shall occur and be continuing, in addition to the remedies provided in Section 4.07(a) hereof and otherwise provided in this Loan Agreement and the other Loan Documents, Lender shall have the right to obtain physical possession of all files of Borrower relating to the Collateral and all documents relating to the Collateral which are then or may thereafter come in to possession of Borrower, the Custodian, or any other third party acting for Borrower and Borrower shall deliver to Lender such assignments as Lender shall reasonably request.

(c)    Notwithstanding anything herein to the contrary, Lender hereby acknowledges and agrees that Lender shall only be permitted to sell or otherwise dispose of the Collateral in one or more parcels or as an entirety pursuant to one or more public sales conducted in accordance with the UCC and all other Requirements of Law.

(d)    Upon the occurrence and during the continuance of an Event of Default, Lender shall without regard to the adequacy of the security for the Loan, be entitled to the appointment of a receiver by any court having jurisdiction, without notice, to take possession of and protect, collect, manage, liquidate, and sell the Underlying Loans or any portion thereof, collect the payments due with respect to the Underlying Loans or any portion thereof, and do anything that Lender is authorized hereunder to do with respect to the Underlying Loans. Borrower shall pay all reasonable and documented costs and expenses incurred by Lender in connection with the appointment and activities of such receiver.

4.08    Limitation on Duties Regarding Preservation of Collateral. Lender’s duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as Lender deals with similar property for its own account. Neither Lender nor any of its directors, officers or employees shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of Borrower or otherwise.

4.09    Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

4.10    Release of Security Interest. Upon repayment to Lender of all Secured Obligations and performance of all obligations under the Loan Documents, Lender shall release its security interest in any remaining Collateral; provided that if any payment, or any part thereof, of any of the Secured Obligations is rescinded or must otherwise be restored or returned by Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Borrower, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or a trustee or similar officer for, Borrower or any substantial part of its Property, or otherwise, this Loan Agreement, all rights hereunder and the Liens created hereby shall continue to be effective, or be reinstated, as though such payments had not been made until such time as such payments have been indefeasibly made. Upon the payment in full of an Underlying Loan, Lender shall release to Borrower the applicable Underlying Loan Documents and execute, acknowledge and deliver to Borrower (at Borrower’s cost and expense) any and all documents, instruments and agreements reasonably necessary to release all security interests in the Underlying Loans and the Underlying Loan Documents.

SECTION 5.    Conditions Precedent.

5.01    Condition Precedent to The Transactions.

The agreement of Lender to enter into this Loan Agreement and to enter into the Transactions is subject to the satisfaction, on or prior to the Closing Date, of the following conditions precedent:

(a)    Loan Agreement. Lender shall have received this Loan Agreement, executed and delivered by a duly authorized officer of Borrower.

(b)    Note. Lender shall have received the Note, conforming to the requirements hereof and executed by a duly authorized officer of Borrower.

(c)    Guaranty. Lender shall have received the Guaranty, conforming to the requirements hereof and executed by a duly authorized officer of Guarantor.

(d)    Custodial Agreement. Lender shall have received the Custodial Agreement, executed and delivered by a duly authorized officer of Borrower and Custodian.

(e)    Collection Account Agreement. Lender shall have received the Collection Account Agreement, executed and delivered by a duly authorized officer of the Borrower and the Collection Agent.

(f)    Servicing Arrangement. Lender shall have received the Servicing Agreement and the Servicing Instruction Letter, executed and delivered by a duly authorized officer of Borrower and Servicer, as applicable.

(g)    Power of Attorney. Lender shall have received from Borrower a duly completed and executed power of attorney.

(h)    Filings, Registrations, Recordings. Any documents (including, without limitation, a UCC financing statement for filing in the applicable jurisdiction of Borrower, naming Borrower as “Debtor” and Lender as “Secured Party” and describing as “Collateral” all of the items set forth in the definition of Collateral) required to be filed, registered or recorded in order to create, in favor of Lender, a perfected, first-priority security interest in the Collateral, subject to no Liens other than Permitted Liens, shall have been properly prepared and executed, if necessary, for filing (including the applicable county(ies) if Lender determines such filings are necessary in its sole discretion), registration or recording in each office in each jurisdiction in which such filings, registrations and recordations are required to perfect such first-priority security interest, which shall be delivered to and held by Custodian pursuant to the Custodial Agreement.

(i)    Closing Certificates. Lender shall have received a certificate of a duly authorized officer of Borrower, dated as of the date hereof, certifying (A) that attached thereto is a true, complete and correct copy of (i) the organizational documents of Borrower (including the certificate of formation, operating agreement, and certificate of good standing of Borrower) and (ii) resolutions or consents duly adopted by the Board of Directors or partners or members of Borrower authorizing the execution, delivery and performance of this Loan Agreement, the Note and the other Loan Documents to which it is a party, and the borrowings contemplated hereunder, and that such resolutions or consents have not been amended, modified, revoked or rescinded, and (B) as to the incumbency and specimen signature of each officer executing any Loan Documents on behalf of Borrower, and such certificate and the resolutions attached thereto shall be in form and substance reasonably satisfactory to Lender. Lender shall have received a certificate of a duly authorized officer of Guarantor, dated as of the date hereof, certifying that attached thereto is a true, complete and correct copy of the organizational documents of Guarantor (including the certificate of formation, operating agreement, and certificate of good standing of Guarantor) and resolutions or consents duly adopted by such the Board of Directors or partners or members of each of Guarantor authorizing the formation of Borrower and the execution, delivery and performance of this Loan Agreement, the Note and the other Loan Documents by Borrower, and the borrowings contemplated hereunder, and that such organizational documents and resolutions or consents have not been amended, modified, revoked or rescinded, and such certificate, organizational documents, and the resolutions attached thereto shall be in form and substance reasonably satisfactory to Lender.

(j)    Good Standing Certificates. With respect to the initial Transaction, Lender shall have received copies of certificates evidencing the good standing of Borrower and Guarantor, dated as of a recent date, from the Secretary of State (or other appropriate authority) of the jurisdiction under which Borrower and Guarantor is organized and of other jurisdiction where the ownership of the Underlying Loan, or the conduct of business, requires Borrower to qualify as a foreign corporation or limited liability company.

(k)    Legal Opinions. Lender shall have received legal opinions of counsel to Borrower in form and substance reasonably acceptable to Lender and covering such matters incident to the transactions contemplated by this Loan Agreement as Lender shall reasonably request.

(l)    Fees and Expenses. Lender shall have received all fees and expenses required to be paid by Borrower on or prior to the Closing Date pursuant to this Loan Agreement or the other Loan Documents.

(m)    Consents, Licenses, Approvals, etc. Lender shall have received copies certified by Borrower of all material consents, licenses, and approvals, if any, required in connection with the execution, delivery and performance by Borrower of, and the validity and enforceability of, the Loan Documents, which consents, licenses, and approvals shall be in full force and effect.

(n)    No Default. No Default or Event of Default shall have occurred and be continuing or would result from the transactions contemplated hereby.

(o)    Representations and Warranties. Each representation and warranty made by Borrower in Section 6 hereof and elsewhere herein, and in each of the other Loan Documents, shall be true and correct in all material respects on and as of the Closing Date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

(p)    Additional Matters. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Loan Agreement and the other Loan Documents shall be reasonably satisfactory in form and substance to Lender, and Lender shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

(q)    No Material Adverse Effect. There shall not have occurred one or more events that, in the reasonable judgment of Lender, constitutes or should reasonably be expected to constitute a Material Adverse Effect.

(r)    Documents. Lender shall have received the following documents:

(1)    organizational charts for Borrower, Guarantor, any other Borrower Principals and any foreign person or entity with a collective equity interest (whether direct or indirect) in Borrower equal to or exceeding ten percent (10%) (a “Non-US Equity Holder”);

(2)    completed Freddie Mac Form 1115 for Borrower, Guarantor, any other Borrower Principals and any Non-US Equity Holder, which cannot be dated more than sixty (60) days;

(3)    certified financial statements of Borrower, Guarantor and other Borrower Principals for the most recent calendar or fiscal year-end, which cannot be dated more than one hundred eighty (180) days; and

(4)    organizational documents for Borrower, Guarantor and other Borrower Principals.

(s)    Master Servicer. Freddie Mac shall have been appointed as “Master Servicer” under the Servicing Agreement with respect to all Underlying Loans subject to a Transaction.

(t)    Maximum Facility Amount. After giving effect to the consummation of such Transaction, the aggregate sum of the Loan shall not exceed an amount equal to the Maximum Facility Amount.

(u)    Intentionally Omitted.

(v)    Delivery to Custodian. Lender shall have delivered to Custodian, with respect to each Underlying Loan purchased by Borrower, the Underlying Loan Documents, together with endorsements of the original Underlying Notes in blank and assignments in blank of the Underlying Mortgages in recordable form and other ancillary loan documentation and information required to be delivered in accordance with the procedures and time frames set forth in the Custodial Agreement.

(w)    Acknowledgement of Servicer. Lender shall have received from Servicer a written acknowledgement that the Underlying Loan will be serviced in accordance with the Servicing Agreement as of the related Underlying Loan Closing Date.

(x)    No Margin Deficit Event. No Margin Deficit Event shall exist unless Lender has agreed to Borrower’s request to pay the Margin Deficit Amount pursuant to Section 3.03(c)(v).

(y)    Receipt of Trust Receipt. Lender shall have received from Custodian on each Underlying Loan Closing Date a Trust Receipt, dated the Underlying Loan Closing Date, duly completed and with exceptions acceptable to Lender in its sole discretion in respect of the Underlying Loan to be made on the Underlying Loan Closing Date.

(z)    No Change in Law. Lender shall not have determined that the introduction of or a change in any Requirement of Law or in the interpretation or administration of any Requirement of Law has made it unlawful, and no Governmental Authority shall have asserted that it is unlawful, for Lender to make advances under the Loan or to enter into this Loan Agreement or for Borrower to enter into this Loan Agreement.

(aa)    Underlying Loan Maturity Date. The maturity date of the Underlying Loan is not later than the Facility Maturity Date or the Fund Termination Date.

(bb)    Security Interest. Borrower shall have taken such other action as Lender shall have requested in order to perfect all security interests granted under this Loan Agreement or any other Loan Document in favor of Lender as secured party under the UCC with respect to such Underlying Loan.

(cc)    Further Assurances. Lender shall have received all such other and further documents, documentation and legal opinions (including, without limitation, opinions regarding the perfection of Lender’s security interests) as Lender shall require.

SECTION 6.    Representations and Warranties. Borrower represents and warrants to Lender as of the Closing Date as follows:

6.01    Financial Condition. All financial data concerning the Borrower, the Guarantor, the Loan, the Underlying Loan and the other Collateral that has been delivered by or on behalf of Borrower or Guarantor to Lender is true, correct and complete in all material respects. All financial data concerning the Borrower and Guarantor has been prepared fairly in accordance with GAAP consistently applied. All financial data concerning the Loan, the Underlying Loan and the other Collateral has been prepared in accordance with standard industry practices. Since the delivery of such data, except as otherwise disclosed in writing to Lender, there has been no change in the financial position of the Borrower, the Guarantor, the Loan, the Underlying Loan and the other Collateral or in the results of operations of Borrower or Guarantor.

6.02    No Change. From and after the date(s) of the financial statements delivered to Lender pursuant to the terms hereof, and except as disclosed therein, there has been no material development or event nor any material prospective development or event, including without limitation on the business, condition (financial or otherwise) or results of operations or prospects of Borrower or Guarantor.

6.03    Existence; Compliance with Law; Ownership of Borrower. Borrower (a) is a Delaware limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (b) has all requisite organizational power and authority to carry on its business as now being or as proposed to be conducted, (c) has all governmental licenses, authorizations, consents and approvals necessary, to hold the Underlying Loans, (d) is duly qualified to do business and is in good standing under the laws of each jurisdiction in which the nature of the business conducted by it makes such qualification necessary, and (e) is in compliance in all material respects with all Requirements of Law and obligations under its Governing Documents. The organizational chart attached hereto as Schedule 3 is complete and accurate and illustrates all Persons who have a direct or indirect ownership interest in Borrower.

6.04    Authorization; Enforceable Obligations.

(a)    Borrower has all requisite organizational power and authority, and the legal right, to make, deliver and perform this Loan Agreement, the Note, and the Loan Documents, and to borrow and to grant Liens hereunder, and has taken all necessary action to authorize the borrowings and the granting of Liens on the terms and conditions of this Loan Agreement, the Note and the Loan Documents to which it is a party, and the execution, delivery and performance of this Loan Agreement, the Note and the Loan Documents.

(b)    No consent or authorization of, approval by, notice to, filing with or other act by or in respect of, any Governmental Authority or any other Person is required or necessary in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of this Loan Agreement, the Note, or the Loan Documents, except (i) for filings and recordings in respect of the Liens created pursuant to this Loan Agreement, and (ii) as previously obtained and currently in full force and effect.

(c)    Each Loan Document to which Borrower is a party has been duly and validly executed and delivered by Borrower and constitutes, a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

6.05    No Legal Bar. The execution, delivery and performance of this Loan Agreement, the Note, and the Loan Agreement, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law, any provision of the Governing Documents or Contractual Obligation of Borrower and will not result in, or require, the creation or imposition of any Lien (other than the Liens created hereunder) on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.

6.06    No Material Litigation. As of the date hereof for any Transaction, there are no actions, suits, arbitrations, investigations or proceedings of or before any arbitrator or Governmental Authority pending or to Borrower’s knowledge threatened against Borrower or Guarantor or against any of their respective properties or revenues which would (a) question or challenge the validity or enforceability of any of the Loan Documents or any action to be taken in connection with the transactions contemplated thereby, (b) make a claim in the aggregate amount greater than the Litigation Threshold, or (c) which, individually or in the aggregate, could be reasonably likely to have a Material Adverse Effect. There are no such actions, suits, arbitrations, investigations or proceedings against Borrower or Guarantor existing as of the date of this Loan Agreement.

6.07    No Default. Borrower is not in default under or with respect to any of its Contractual Obligations in any material respect. No Default or Event of Default has occurred and is continuing. Neither Borrower nor Guarantor or any of respective Affiliate thereof is in default with respect to any judgment, order, writ, injunction, decree, rule or regulation of any arbitrator or Governmental Authority.

6.08    Collateral; Collateral Security.

(a)    Borrower has not assigned, pledged, or otherwise conveyed or encumbered any of the Collateral to any Person other than Lender, and immediately prior to the pledge of such Collateral, Borrower was the sole record and beneficial owner of its Collateral and had good and marketable title thereto, free and clear of all Liens (including any “adverse claim” as defined in Article 8-102(a)(1) of the UCC), in each case except for (i) Liens that have been released or are to be released by Lender simultaneously with the Liens granted in favor of Lender hereunder and (ii) Permitted Liens. None of the Underlying Loans or other Collateral are subject to any right of set-off, any prior sale, transfer or assignment, or any agreement by Borrower to assign, convey or transfer such Underlying Loan and other Collateral, in each case, in whole or in part.

(b)    The provisions of the Loan Documents are effective to create in favor of Lender a valid security interest in all right, title and interest of Borrower in, to and under the Collateral.

(c)    Upon (i) receipt by Lender of the Underlying Notes and the assignment of the Underlying Loans, endorsed or assigned as appropriate, (ii) the filing (to the extent such interest can be perfected by filing under the UCC) of financing statements on Form UCC-1 naming Lender as “Secured Party” and Borrower as “Debtor”, and describing the Collateral, (iii) the taking of such other actions with respect to the Underlying Loans as Lender shall reasonably deem necessary for perfection of the security interests and Liens granted hereunder (including without limitation, the taking of such actions as may be required to obtain and maintain “control” (as defined in the UCC) over any Collateral constituting uncertificated securities), the security interests and Liens granted hereunder in the Collateral will constitute a fully legal, valid, enforceability, and perfected first-priority security interests of Lender under the UCC (to the extent security interests in such Collateral may be perfected under the UCC by filing or possession of the instruments referenced above) or applicable state real property law, as the case may be, in all right, title and interest of Borrower in, to and under such Collateral. Upon execution and delivery of the Collection Account Agreement, Lender shall either be the owner of, or have a legal, valid, enforceable and fully perfected first priority security interest in, the Collection Account and all funds at any time credited thereto.

(d)    Other than a potential Requested Securitization (as such term is defined in the Purchase and Sale Agreement), there are (i) no outstanding rights, options, warrants or agreements on the part of Borrower for a purchase, sale or issuance, in connection with any Underlying Loan or other Collateral, (ii) no agreements on the part of Borrower to issue, sell or distribute any Underlying Loan or other Collateral and (iii) no obligations on the part of Borrower (contingent or otherwise) to purchase, redeem or otherwise acquire any securities or interest therein.

6.09    Chief Executive Office. As of the Closing Date, Borrower’s chief executive office is located at 300 Crescent Court, Suite 700, Dallas, Texas 75201.

6.10    Location of Books and Records. The location where Borrower keeps its books and records, including all records relating to the Collateral is its chief executive office and/or with Borrower’s servicer.

6.11    No Burdensome Restrictions. No Requirement of Law to which Borrower or its Affiliates is subject or Contractual Obligation of Borrower would reasonably be expected to have a Material Adverse Effect.

6.12    Taxes. Borrower has filed all Federal and state income tax returns and all other material tax returns that are required to be filed by it (subject to the timely filing of any extension thereof) and has paid all taxes due pursuant to such returns or pursuant to any assessment received by it, except for any such taxes or assessments, if any, that are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves in conformity with GAAP have been provided. No tax Lien has been filed, and, to the knowledge of Borrower, no claim is being asserted, with respect to any such tax or assessment.

6.13    Margin Regulations. All proceeds of each Transaction shall be used by Borrower for purposes permitted under Borrower’s governing documents, provided that no part of the proceeds of the Loan will be used for “purchasing” or “carrying” any “margin stock” or to extend credit to others for the purpose of “purchasing” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under, or for any other purpose which violates or would be inconsistent with the provisions of, Regulation T, U or X of the Board of Governors of the Federal Reserve System.

6.14    Investment Company Act; Other Regulations. Borrower is not an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act.  Borrower is not subject to regulation under any Federal or state statute or regulation which limits its ability to incur Indebtedness hereunder. Borrower has been structured so as not to constitute, and is not, a “covered fund” for purposes of Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and is relying upon an exception or exemption from the registration requirements of the Investment Company Act set forth in Section 3(c)(5)(C) of the Investment Company Act.

6.15    Special Purpose Entity. Borrower is and shall at all times continue to be a Special Purpose Bankruptcy Remote Entity.

6.16    No Prohibited Persons. None of Borrower, Guarantor or, to the knowledge of Borrower or Guarantor, any of their respective officers, directors, partners, members, investors, Affiliates or shareholders is an entity or person: (a) that is listed in the Annex to, or is otherwise subject to the provisions of Executive Order 13224 issued on September 24, 2001 (“EO13224”); (b) whose name appears on the United States Treasury Department’s Office of Foreign Assets Control (“OFAC”) most current list of “Specifically Designated National and Blocked Persons” (which list may be published from time to time in various mediums including, but not limited to, the OFAC website, http:www.treas.gov/ofac/t11sdn.pdf); (c) who commits, threatens to commit or supports “terrorism”, as that term is defined in EO 13224; or (d) who is otherwise affiliated with any entity or person listed above (any and all parties or persons described in clauses (a) through (d) above are herein referred to as a “Prohibited Person”). Borrower and Guarantor have made the necessary inquiries to confirm the accuracy of this representation and warranty. Borrower agrees to confirm this representation and warranty in writing on an annual basis if requested by Lender to do so.

6.17    Borrower Solvent; Fraudulent Conveyance. As of the date hereof, the fair value of the assets of Borrower is and shall be greater than the fair value of the liabilities (including, without limitation, contingent liabilities if and to the extent required to be recorded as a liability on the financial statements of Borrower in accordance with GAAP) of Borrower and Borrower is and will remain solvent, is and will be able to pay its debts as they mature and does not and will not have an unreasonably small capital to engage in the business in which it is engaged and proposes to engage. Borrower does not intend to incur, or believe that it has incurred, debts beyond its ability to pay such debts as they mature. Borrower is not contemplating the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of Borrower or any of its assets and none of the Loan Documents nor any Transaction are entered into in contemplation of insolvency or with intent to hinder, delay or defraud any of Borrower’s creditors. Borrower has adequate capital for the normal obligations foreseeable in a business of its size and character and in light of its contemplated business operations. Borrower has only entered into agreements on terms that would be considered arm’s length and otherwise on terms consistent with other similar agreements with other similarly situated entities.

6.18    ERISA. Neither Borrower nor any ERISA Affiliate of Borrower sponsors, maintains or contributes to any Plans or any Multiemployer Plans. Borrower is not, and is not using, any assets of a “benefit plan investor” as defined in Department of Labor regulation 29 C.F.R Section 2510.3-101, as modified by Section 3(42) of ERISA in connection with any Transaction.

6.19    True and Complete Disclosure. The information, reports, financial statements, exhibits and schedules furnished in writing by Borrower or Guarantor to Lender in connection with the negotiation, preparation or delivery of this Loan Agreement and the other Loan Documents or included herein or therein or delivered pursuant hereto or thereto, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein not misleading, but excluding any information, reports, financial statements, exhibits and schedules which pertain to the Underlying Loans which is solely based on any information provided to Borrower by Mortgage Loan Seller prior to the Closing Date. There is no fact known to a Responsible Officer of Borrower that, after due inquiry, would reasonably be expected to have a Material Adverse Effect that has not been disclosed herein, in the other Loan Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to Lender for use in connection with the transactions contemplated hereby or thereby.

6.20    Regulatory Status. Borrower is not a “bank holding company” or a direct or indirect subsidiary of a “bank holding company” as defined in the Bank Holding Company Act of 1956, as amended, and Regulation Y thereunder of the Board of Governors of the Federal Reserve System.

6.21    No Reliance. Borrower has made its own independent decisions to enter into the Loan Documents and each Transaction and as to whether such Transaction is appropriate and proper for it based upon its own judgment and upon advice from such advisors (including without limitation, legal counsel and accountants) as it has deemed necessary. Borrower is not relying upon any advice from Lender as to any aspect of the Transactions, including without limitation, the legal, accounting or tax treatment of the Transactions.

6.22    Ability to Perform. Borrower does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant applicable to it contained in the Loan Documents to which it is a party.

6.23    Non-Contravention. Neither the execution and delivery of the Loan Documents, nor consummation by Borrower of the transactions contemplated by the Loan Documents, nor compliance by Borrower with the terms, conditions and provisions of the Loan Documents will conflict with or result in a breach of any of the terms, conditions or provisions of (a) the organizational documents of Borrower, (b) any agreement by which Borrower is bound or to which any assets of Borrower are subject or constitute a default thereunder, or result thereunder in the creation or imposition of any Lien upon any of the assets of Borrower, other than pursuant to the Loan Documents, (c) any judgment or order, writ, injunction, decree or demand of any court applicable to Borrower, or (d) any Requirement of Law.

6.24    No Outstanding Judgments. Except as disclosed in writing to Lender, there are no judgments against Borrower or Guarantor unsatisfied of record or docketed in any court located in the United States of America.

6.25    No Bankruptcies. No Bankruptcy Action has ever occurred with respect to Borrower or Guarantor.

6.26    No Real Property. Borrower has not at any time since its formation held title to any real property.

6.27    Anti-Bribery Laws. No part of the proceeds of any Transaction will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

6.28    Insider

. Borrower is not an “executive officer,” “director,” or “person who directly or indirectly or acting through or in concert with one or more persons owns, controls, or has the power to vote more than 10% of any class of voting securities” (as those terms are defined in 12 U.S.C. § 375(b) or in regulations promulgated pursuant thereto) of Lender, of a bank holding company of which Lender is a Subsidiary, or of any Subsidiary, of a bank holding company of which Lender is a Subsidiary, of any bank at which Lender maintains a correspondent account or of any lender which maintains a correspondent account with Lender.

6.29    Anti-Money Laundering Laws. Each of Borrower and Guarantor has complied with all applicable anti-money laundering laws and regulations.

6.30    No Broker. Borrower has not dealt with any broker, investment banker, agent, or other Person (other than Lender or an Affiliate of Lender) who may be entitled to any commission or compensation in connection with the sale of any Underlying Loan pursuant to any of the Underlying Loan Documents.

SECTION 7.    Covenants of Borrower. Borrower covenants and agrees with Lender that, so long as the Loan is outstanding and until the payment in full of all Secured Obligations:

7.01    Financial Statements. Borrower shall deliver, or cause to be delivered, to Lender:

(a)    as soon as available and in any event within sixty (60) days after the end of each of the first three quarterly fiscal periods of each fiscal year of Borrower and Guarantor, the unaudited consolidated balance sheets of Borrower and Guarantor as at the end of such period and the related unaudited consolidated statements of income and of cash flows for Borrower and Guarantor for such period and the portion of the fiscal year through the end of such period, if applicable, setting forth in each case in comparative form the figures for the previous year, accompanied by a certificate of a Responsible Officer of Borrower or Guarantor, as applicable, which certificate shall state that said financial statements fairly present the financial condition and results of operations of Borrower or Guarantor, as applicable, in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments);

(b)    as soon as available and in any event within one hundred twenty (120) days after the end of each fiscal year of Borrower and Guarantor, the consolidated balance sheets of Borrower and Guarantor as at the end of such fiscal year and the related consolidated statements of income and retained earnings and of cash flows for Borrower and Guarantor for such year, if applicable, setting forth in each case in comparative form the figures for the previous year, prepared in accordance with GAAP, and certified by Borrower or Guarantor, as applicable, accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall not be qualified as to scope of audit or going concern and shall state that said consolidated financial statements fairly and accurately present the consolidated financial condition and results of operations of Borrower or Guarantor, as applicable, in accordance with GAAP, consistently applied, as at the end of, and for, such fiscal year;

(c)    promptly and in any event within five (5) Business Days following receipt thereof from the Servicer, copies of property level information made available to Borrower and all other required reports, rent rolls, financial statements, certificates and notices (including, without limitation, any notice of the occurrence of a default or an event of default under the Underlying Loan Documents) required to be delivered to Borrower by the Underlying Borrowers under the Underlying Loan Documents; and

(d)    promptly and in any event within ten (10) days following written request therefor by Lender, from time to time such other information regarding the financial condition, operations, or business of Borrower and the Underlying Mortgage Properties in the possession of Borrower (or Borrower’s servicer) as Lender may reasonably request.

7.02    Existence, Etc. Borrower will:

(a)    preserve and maintain its legal existence;

(b)    preserve and maintain all of its material rights, privileges, licenses and franchises;

(c)    comply with the requirements of all applicable Requirements of Law (including, without limitation, the Truth in Lending Act, the Real Estate Settlement Procedures Act and all environmental laws) if failure to comply with such requirements would reasonably be expected (either individually or in the aggregate) to have a Material Adverse Effect;

(d)    keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied;

(e)    not move its chief executive office from the address referred to in Section 6.09 or change its jurisdiction of organization from the jurisdiction referred to in Section 6.09 unless it shall have provided Lender thirty (30) days’ prior written notice of such change;

(f)    pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto;

(g)    permit representatives of Lender, during normal business hours, to examine, copy and make extracts from its books and records, to inspect any of its properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by Lender in writing and upon reasonable notice;

(h)    not take any action that would directly or indirectly impair or adversely affect Lender’s title to any Collateral;

(i)    not create, incur, assume or suffer to exist any Indebtedness or other obligation, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation) to the extent the same would cause Borrower to violate the covenants contained in this Loan Agreement or Guarantor to violate the financial covenants contained in the Guaranty;

(j)    not permit a Change of Control;

(k)    not permit the organizational documents or organizational structure of Borrower to be amended; and

(l)    not use any part of the proceeds of any Transaction hereunder for any purpose which violates, or would be inconsistent with, the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

7.03    Notices. Borrower shall give notice to Lender:

(a)    promptly upon Borrower becoming aware of and in any event within five (5) Business Days after, the occurrence of any (i) Default or Event of Default, (ii) Margin Deficit Event, (iii) any Lien or security interest (other than security interests created hereby or by the other Loan Documents) on, or claim asserted against, any of the Collateral, or (iv) any event of default or default under any other material agreement of Borrower where the result of such default or event of default under this clause (iv) would be reasonably expected to have a Material Adverse Effect;

(b)    promptly upon, and in any event within five (5) Business Days after, service of process on Borrower or any agent of Borrower for service of process, in respect of any legal or arbitrable proceedings affecting Borrower (i) that questions or challenges the validity or enforceability of any of the Loan Documents or any Underlying Loan Documents, or (ii) would give rise to a liability of Borrower of $250,000 or more;

(c)    promptly upon Borrower becoming aware of and in any event within five (5) Business Days thereafter, any default or event of default beyond applicable grace periods under the Underlying Loan Documents related to any Collateral, any Material Adverse Effect any other event or change in circumstances which would reasonably be expected to have a Material Adverse Effect or that are reasonably likely to cause, or have caused, the market value of any Underlying Mortgaged Property to decline;

(d)    promptly upon Borrower becoming aware of and in any event within five (5) Business Days thereafter that any Underlying Mortgaged Property has been damaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty, or otherwise damaged, in any case so as to materially and adversely affect the value of the related Underlying Loan;

(e)    promptly upon Borrower’s (or any servicer acting on behalf of Borrower) receipt of any Payoff Proceeds, and in any event within five (5) Business Day after receipt thereof;

(f)    promptly upon Borrower becoming aware of, and in any event within five (5) Business Days after, the commencement or threat of, settlement of, or judgment in, any litigation, action, suit, arbitration, investigation or other legal or arbitrable proceeding against Borrower or Guarantor in an amount greater than the Litigation Threshold;

(g)    promptly, and in any event within five (5) Business Days after, if Borrower’s or Guarantor’s audited annual financial statements or the notes thereto or other opinions or conclusions stated therein shall be qualified or limited by reference to the status of Borrower or Guarantor as a “going concern” or a reference of similar import;

(h)    not less than fifteen (15) Business Days prior to taking such action, upon the opening of any new chief executive office, or the closing of any such office, of any Borrower or Guarantor and of any change in any Borrower’s or Guarantor’s name or the places where the books and records pertaining to the Underlying Loans are held; and

(i)     promptly, and in any event within five (5) Business Days after knowledge thereof, any violation of the representation and warranty contained in Section 6.16 (No Prohibited Persons), Section 6.28 (Anti-Bribery Laws) or Section 6.30 (Anti-Money Laundering Laws).

Each notice pursuant to this Section 7.03 shall be accompanied by a statement of a Responsible Officer of Borrower setting forth details of the occurrence referred to therein and stating what action Borrower or Guarantor has taken or proposes to take with respect thereto.

For the sake of clarity, absent actual knowledge of the Borrower, “becoming aware” shall mean that the Borrower has been advised by the Servicer or any other Person of such condition or circumstance.

7.04    Further Identification of Collateral. Borrower will furnish to Lender from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Lender may reasonably request, all in reasonable detail, to be provided to Lender promptly and in any event within five (5) Business Days following request therefor by Lender directed to the persons to whom notice is to be given pursuant to Section 11.02.

7.05    Reports.

(a)    Borrower shall deliver or cause to be delivered to Lender, (i) no later than the last day of each month, the monthly servicing remittance report delivered to Borrower pursuant to the Servicing Agreement setting forth the outstanding principal balance and delinquency status of the Underlying Loans, and all principal, interest and other payments received with respect to the Underlying Loans for the prior month and (ii) promptly after Lender’s request, a report containing such other information as Lender may reasonably request, including, without limitation, balances of, and activity for the prior month in, any and all reserve and escrow accounts maintained by Borrower or any servicer on its behalf with respect to the Underlying Loans.

(b)    Promptly and in any event within five (5) Business Days following request therefor by Lender directed to the persons to whom notice is to be given pursuant to Section 11.02, Borrower shall make available at Borrower’s offices to Lender and/or permit Lender to inspect any property, books, valuations, records, audits or other information as Lender may reasonably request.

7.06    Prohibition of Fundamental Changes. Without Lender’s prior written consent, Borrower shall not enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation, winding up or dissolution) or convey, transfer, lease, dispose or sell all or substantially all of its assets. Borrower shall not, at any time, have any Subsidiaries.

7.07    Limitation on Liens on Collateral. Borrower will not, nor will it permit or allow any other Person, to create, incur or permit to exist any Lien, security interest or claim on the Collateral, except for Permitted Liens. Borrower will defend the Collateral against, and will take such other action as is necessary to remove any Lien, security interest or claim on or to the Collateral, other than the security interests created under this Loan Agreement and other Permitted Liens, and Borrower will defend the right, title and interest of Lender in and to any of the Collateral against the claims and demands of all Persons whomsoever, other than (a) Persons claiming through Lender and (b) other holders of Permitted Liens. Borrower will not acquire or maintain any right or interest in any Underlying Loan or any Underlying Mortgaged Property that is senior to, or pari passu with, the rights and interests of Lender under this Loan Agreement and the other Loan Documents.

7.08    Limitation on Sale or Other Disposition of Collateral. Except as otherwise permitted hereby, Borrower will not lease, transfer, assign, sell or otherwise dispose of any Collateral without (a) simultaneously paying the Allocated Loan Amount in whole or (b) obtaining the prior written consent of Lender.

7.09    Limitation on Transactions with Affiliates. Other than the Guaranty, Borrower shall not enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is (a) not otherwise prohibited or otherwise permitted under this Loan Agreement, (b) in the ordinary course of Borrower’s business of owning and managing the Underlying Loans and, if applicable, the Underlying Mortgage Properties and (c) upon fair and reasonable terms no less favorable to Borrower than it would obtain in a comparable arm’s length transaction with a Person which is not an Affiliate.

7.10    Special Purpose Entity. Borrower shall at all times be a Special Purpose Bankruptcy Remote Entity.

7.11    Limitations on Modifications, Waivers and Extensions of Underlying Loan Documents.

(a)    Except as otherwise expressly permitted under Section 7.11(b), Borrower shall not, nor shall it permit or allow others to, amend, modify, terminate or waive any provision of any Underlying Loan Document or the Servicing Instruction Letter to which Borrower is a party, without Lender’s prior written consent, which consent shall not be unreasonably withheld or delayed; provided, however, that Lender shall be deemed to have approved any request by Borrower to amend, modify, terminate or waive any provision of any Underlying Loan Document if Lender’s consent is not denied within five (5) Business Days after the later of (i) Servicer’s recommendation and analysis of such Borrower request and (ii) the receipt of all additional documents and information that Lender may reasonably request in connection with such Borrower request.

(b)    Notwithstanding the foregoing, so long as no Event of Default exists hereunder, Borrower shall be permitted to make Permitted Underlying Loan Modifications without obtaining Lender’s prior consent.

7.12    Prohibited Persons. Borrower covenants and agrees that none of Borrower, Guarantor or any of their respective Affiliates, officers, directors, partners, investors, shareholders or members will knowingly: (a) conduct any business, nor engage in any transaction or dealing, with any Prohibited Person, including, but not limited to, the making or receiving of any contribution of funds, goods, or services, to or for the benefit of a Prohibited Person; or (b) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in EO13224. Borrower further covenants and agrees to deliver (from time to time) to Lender any such certification or other evidence as may be requested by Lender in its sole and absolute discretion, confirming that: (i) none of Borrower, Guarantor or any of their respective Affiliates, officers, directors, partners, investors, shareholders or members is a Prohibited Person; and (ii) none of Borrower, Guarantor or any of their respective Affiliates, officers, directors, partners, investors, shareholders or members has to its knowledge engaged in any business, transaction or dealings with a Prohibited Person, including, but not limited to, the making or receiving of any contribution of funds, goods, or services, to or for the benefit of a Prohibited Person.

7.13    Limitation on Distributions. After the occurrence and during the continuation of any Event of Default, Borrower shall not make distributions to any of its members, nor shall Borrower make any payment on account of, or set apart assets for, a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of any equity or membership interest of Borrower, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Borrower.

7.14    Use of Proceeds. Borrower will use the proceeds of the Loan solely to acquire the Underlying Loans.

7.15    ERISA. Borrower shall not establish any employee benefit plans or other plans subject to Section 302 of ERISA, Section 412 of the Code, Title IV of ERISA or any other Federal or State Law.

7.16    Real Property. Borrower shall not directly or indirectly acquire or hold title to any real property that is not Collateral.

7.17    Independent Manager. Borrower shall, at all times, have at least one (1) Independent Manager. Borrower’s organizational documents shall provide (a) that Lender be given at least two (2) Business Days prior notice of the removal and/or replacement of any Independent Manager, together with the name and contact information of the replacement Independent Manager and evidence of the replacement’s satisfaction of the definition of Independent Manager and (b) that any Independent Manager of Borrower shall not have any fiduciary except to Lender and the creditors of Lender with respect to taking of, or otherwise voting on, any Bankruptcy Action; provided, that the foregoing shall not eliminate the implied contractual covenant of good faith and fair dealing.

7.18    Preservation of Existence; Licenses. Borrower shall at all times maintain and preserve its legal existence and all of the rights, privileges, licenses, permits and franchises necessary for the operation of its business (including, without limitation, preservation of all lending licenses held by Borrower and of Borrower’s status as a “qualified transferee” (however denominated) under all documents which govern the Underlying Loan), to protect the validity and enforceability of the Underlying Loan Documents and each Underlying Loan and for its performance under the Underlying Loan Documents.

7.19    Compliance with Organizational Documents. Borrower shall observe, perform and satisfy all the terms, provisions, covenants and conditions required to be observed, performed or satisfied by it, and shall pay when due all costs, fees and expenses required to be paid by it, under its organizational documents.

7.20    Responsibility for Fees and Expenses of Third-Parties. Borrower shall be solely responsible for the fees and expenses of Custodian, Collection Agent and Servicer.

SECTION 8.    Events of Default. Each of the following events shall constitute an event of default (an “Event of Default”) hereunder:

(a)    Default in the Payment of Principal. Borrower shall default in the payment of principal of the Loan when due (whether at stated maturity, upon acceleration or at mandatory or optional prepayment); or

(b)    Default in the Payment of Interest. Borrower shall default in the payment of interest on the Loan when due (whether at stated maturity, upon acceleration or at mandatory or optional prepayment); or

(c)    Default in the Payment of Other Amount. Borrower shall default in the payment of any other amount payable by it hereunder or under any other Loan Document, and such default shall have continued unremedied for two (2) Business Days after notice from Lender or Borrower shall fail to cure a Margin Deficit Event within the period specified in Section 2.07; or

(d)    Failure of Representation or Warranty. Any representation, warranty or certification made by Borrower herein or by Borrower or Guarantor in any other Loan Document or any certificate furnished to Lender by Borrower or Guarantor pursuant to the provisions thereof shall prove to have been false or misleading in any material respect as of the time made or furnished; or

(e)    Default of Covenant. Borrower shall:

(i)    fail to comply with the requirements of Section 7 hereof (other than Sections 7.01, 7.02(b), 7.02(d), 7.02(e), 7.02(g), 7.02(k), 7.03(e), 7.04, 7.05, 7.18, or 7.20), Section 11.14(a), or Section 11.15(a) hereof; or

(ii)    fail to comply with the requirements of Sections 7.01, 7.02(b), 7.02(d), 7.02(e), 7.02(g), 7.02(k), 7.03(e), 7.04, 7.05, 7.18, or 7.20 and such default shall continue unremedied for a period of ten (10) days after notice thereof from Lender, or

(iii)    fail to observe or perform any other covenant, condition or agreement contained in this Loan Agreement or any other Loan Document and such failure to observe or perform shall continue unremedied for a period of ten (10) days after (A) written notice thereof from Lender or (B) Borrower or Guarantor obtains knowledge thereof; or

(f)    Guarantor. Guarantor fails to satisfy the financial covenants set forth in Sections 26, 27 or 28 of the Guaranty after the expiration of all notice and cure periods set forth in the Guaranty; or

(g)    Cross Default with Other Loan Documents. A default or event of default, after notice and beyond the expiration of applicable grace periods, shall have occurred and be continuing under any other Loan Document which has not been waived by Lender in writing; or

(h)    Cross Default of Borrower. Except as set forth in Section 8(i) below, Borrower shall have defaulted or failed to perform under any note, indenture, loan agreement, guaranty, swap agreement or any other contract, agreement or transaction to which it is a party, which default (i) involves the failure to pay a monetary obligation, or (ii) permits the acceleration of the maturity of obligations by any other party to or beneficiary of such note, indenture, loan agreement, guaranty, swap agreement or other contract agreement or transaction; or

(i)    Failure to Remit Principal Payment. Borrower fails to remit (or cause to be remitted) to Lender any principal payment, liquidation proceeds or other similar proceeds received with respect to an Underlying Loan for application to the payment of the Allocated Loan Amount for such Underlying Loan; or

(j)    Unsatisfied Judgment. One or more judgments or decrees shall be entered against Borrower; or

(k)    ERISA. Borrower shall have failed to materially comply with ERISA or any related regulations; or

(l)    Borrower Fundamental Changes. Borrower shall consolidate or merge with or into any other entity or convey, transfer, dispose or lease all or substantially all of its properties and assets to any entity or Person except as otherwise permitted pursuant to the Loan Documents; or

(m)    Inability to Pay Debts. Borrower shall admit in writing its inability to pay its debts as such debts become due; or

(n)    Voluntary Bankruptcy Event. Borrower shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code or (vi) take any corporate or other action for the purpose of effecting any of the foregoing; or

(o)    Involuntary Bankruptcy Event. A proceeding or case shall be commenced, without the application or consent of Borrower, in any court of competent jurisdiction, seeking (i) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of Borrower or of all or any substantial part of its property, or (iii) similar relief in respect of Borrower under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of ninety (90) or more days; or an order for relief against Borrower shall be entered in an involuntary case under the Bankruptcy Code; or

(p)    Termination of Loan Documents or Underlying Loan Documents. Any other Loan Document or Underlying Loan Documents shall for whatever reason (other than by agreement of the parties thereto) be terminated, cease to be in full force and effect, or shall not be enforceable in accordance with its terms, or any Person (other than Lender) shall contest the validity or enforceability of any Loan Document or Underlying Loan Documents or the validity, perfection or priority of any Lien granted thereunder, or any Person (other than Lender) shall seek to disaffirm, terminate or reduce its obligations under any Loan Document or Underlying Loan Document; or

(q)    Change of Control. A Change of Control shall occur; or

(r)    Underlying Loan. Borrower shall have foreclosed upon any Underlying Mortgage or delivered a deed in lieu thereof or such Underlying Loan is a Defaulted Loan and Borrower has failed to deliver to Lender the Allocated Loan Amount pursuant to Section 2.05(b) hereof with respect to such Underlying Loan within two (2) Business Days after such event; or

(s)    Other Liens. Borrower shall grant, or suffer to exist, any Lien on any Collateral that is not being defended against pursuant to Section 7.07, except the Liens contemplated hereby and Permitted Liens; or Lender shall cease to have a valid, fully perfected and enforceable first priority security interest in the Collateral subject to Permitted Liens; or

(t)    Governmental or Regulatory Action. Any governmental, regulatory, or self-regulatory authority shall have taken any action to remove, limit, restrict, suspend or terminate the rights, privileges, or operations of Borrower or Guarantor, which suspension has a Material Adverse Effect as determined by Lender in its sole and absolute discretion; or

(u)    Material Adverse Effect. Any condition shall exist that constitutes a Material Adverse Effect as determined by Lender in its sole good faith discretion; or

(v)         Fund Documents. A default or an event of default has occurred and is continuing under the Fund Documents.

Lender shall not be deemed to have waived, by reason of making the Loan, any Default that may arise because any such representation or warranty shall have proved to be false or misleading.

Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, under no circumstances shall a default or event of default under the Underlying Loan Documents, by itself, constitute a Default or Event of Default under this Loan Agreement or any other Loan Document.

SECTION 9.    Remedies Upon Default.

(a)    Upon the occurrence and during the continuance of one or more Events of Default other than those referred to in Sections 8(n) or (o), and in addition to the remedies provided in Section 4.07 hereof and otherwise provided in this Loan Agreement and the other Loan Documents, Lender may immediately declare the principal amount of the Loan then outstanding under the Note to be immediately due and payable, together with all interest thereon and fees and expenses owing under this Loan Agreement. Upon the occurrence of an Event of Default referred to in Sections 8(n) or (o), and in addition to the remedies provided in Section 4.07 hereof and otherwise provided in this Loan Agreement and the other Loan Documents, such amounts shall immediately and automatically become due and payable without any further action by any Person. Upon such declaration or such automatic acceleration, the balance then outstanding on the Note shall become immediately due and payable, without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by Borrower.

(b)    Upon the occurrence and the continuance of one or more Events of Default, and in addition to the remedies provided in Section 4.07 hereof and otherwise provided in this Loan Agreement and the other Loan Documents, Lender shall have the right to obtain physical possession of all Servicing Records and all other files of Borrower relating to the Collateral and all documents relating to the Collateral which are then or may thereafter come in to the possession of Borrower or any third party acting for Borrower and Borrower shall deliver to Lender such assignments as Lender shall request. Borrower shall be responsible for paying any fees of any servicer resulting from the termination of a servicer due to an Event of Default. Lender shall have the right to demand transfer of all Servicing Rights and obligations to a new servicer acceptable to Lender. Lender shall be entitled to specific performance of all agreements of Borrower contained in this Loan Agreement.

(c)    Borrower shall be liable to Lender for (i) the amount of all reasonable legal or other expenses, including, without limitation, all actual and reasonable costs and expenses of Lender in connection with the enforcement of this Loan Agreement or any other agreement evidencing the Loan (including, without limitation, all reasonable costs and expenses of every kind incurred in connection with determining any deficiency payable by Borrower pursuant to this Agreement or by Guarantor pursuant to the Guaranty), whether in action, suit or litigation or bankruptcy, insolvency or other similar proceeding affecting creditors’ rights generally, further including, without limitation, the reasonable fees and expenses of counsel (including the costs of internal counsel of Lender) incurred in connection with or as a result of an Event of Default, (ii) damages in an amount equal to the cost (including all actual and reasonable fees, expenses and commissions) of entering into replacement transactions and entering into or terminating hedge transactions in connection with or as a result of an Event of Default, and (iii) any other actual and reasonable loss, damage, cost or expense directly arising or resulting from the occurrence of an Event of Default in respect of the Loan.

(d)    To the extent permitted by applicable law, Borrower shall be liable to Lender for interest on any amounts owing by Borrower hereunder, from the date Borrower becomes liable for such amounts hereunder until such amounts are (i) paid in full by Borrower or (ii) satisfied in full by the exercise of Lender’s rights hereunder. Interest on any sum payable by Borrower under this Section 9 shall be at a rate equal to the Default Rate.

(e)    Lender shall have, in addition to its rights and remedies under the Loan Documents (but subject to Section 4.07(c) hereof), all of the rights and remedies provided by applicable federal, state, foreign, and local laws (including, without limitation, the rights and remedies of a secured party under the UCC of the State of New York, to the extent that the UCC is applicable, and the right to offset any mutual debt and claim), in equity, and under any other agreement between Lender, Borrower and Guarantor, as applicable. Without limiting the generality of the foregoing, Lender shall be entitled to set off the proceeds of the liquidation of the Underlying Loans against all of Borrower’s and Guarantor’s obligations to Lender, only if such obligations are then due, without prejudice to Lender’s right to recover any deficiency.

(f)    Subject to Section 4.07(c) hereof and the notice and grace periods set forth herein, Lender may exercise any or all of the remedies available to Lender, including, without limitation, the power of sale and the right to credit bid, immediately upon the occurrence of an Event of Default and at any time during the continuance thereof without prior notice to Borrower. Except as expressly provided herein, all rights and remedies arising under the Loan Documents, as amended from time to time, are cumulative and not exclusive of any other rights or remedies which Lender may have. No modification, amendment, extension, discharge, termination or waiver of any provision of this Loan Agreement or of any other Loan Document, nor consent to any departure by Lender therefrom, shall in any event be effective unless the same shall be in writing signed by Lender, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on Borrower, shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances. Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under any other Loan Document shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege.

(g)    Lender may, subject to Section 4.07(c) hereof, enforce its rights and remedies hereunder without prior judicial process or hearing, and Borrower hereby expressly waives any defenses Borrower might otherwise have to require Lender to enforce its rights by judicial process. Borrower also waives, subject to Section 4.07(c) hereof, any defense Borrower might otherwise have arising from the use of non-judicial process, disposition of any the Underlying Loans, or from any other election of remedies. Borrower recognizes that non-judicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm’s length.

SECTION 10.    No Duty of Lender

. The powers conferred on Lender hereunder are solely to protect Lender’s interests in the Collateral and shall not impose any duty upon it to exercise any such powers. Lender shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to Borrower for any act or failure to act hereunder.

SECTION 11.    Miscellaneous.

11.01    Waiver. No failure on the part of Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any Loan Document, preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

11.02    Notices. Except as otherwise expressly permitted by this Loan Agreement, all notices, requests and other communications provided for herein (including without limitation any modifications of, or waivers, requests or consents under, this Loan Agreement) shall be given or made in writing (including without limitation by telecopy with confirmation of “good” transmission) delivered to the intended recipient at the “Address for Notices” (specified below its name on the signature pages hereof or thereof); or, as to any party, at such other address as shall be designated by such party in a written notice to each other party. Except as otherwise provided in this Loan Agreement and except for notices given under Section 2 (which shall be effective only on receipt), all such communications shall be deemed to have been duly given when transmitted by telecopy or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

11.03    Indemnification and Expenses.

(i)    Borrower agrees to hold Lender and each of its officers, directors, agents and employees (each, an “Indemnified Party”) harmless from and indemnify each Indemnified Party against all liabilities, losses, damages, judgments, reasonable costs and expenses of any kind which may be imposed on, incurred by or asserted against such Indemnified Party in any suit, action, claim or proceeding relating to or arising out of this Loan Agreement, the Note, any other Loan Document, or any transaction contemplated hereby or thereby, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Loan Agreement, the Note, any other Loan Document or any transaction contemplated hereby or thereby, except to the extent arising from such Indemnified Party’s gross negligence or willful misconduct or, if Freddie Mac is acting as the Servicer, arising from the negligence of the Servicer. In any suit, proceeding or action brought by Lender in connection with the Underlying Loans for any sum owing thereunder, or to enforce any provisions of the Underlying Loan Documents, Borrower will save, indemnify and hold Lender harmless from and against all expense, loss or damage suffered by reason of any defense, set-off, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by Borrower of any obligation of Borrower thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from Borrower. Borrower also agrees to reimburse Lender as and when billed by Lender for all Lender’s reasonable costs and expenses incurred in connection with the enforcement or the preservation of Lender’s rights under this Loan Agreement, the Note, any other Loan Document or any transaction contemplated hereby or thereby, including without limitation the reasonable fees and disbursements of its counsel (including all reasonable fees and disbursements incurred in any action or proceeding between Borrower and an Indemnified Party or between an Indemnified Party and any third party relating hereto). Borrower hereby acknowledges that, notwithstanding the fact that the Note is secured by the Collateral, the obligations of Borrower under the Note are recourse obligations of Borrower.

(ii)    Borrower agrees to pay as and when billed by Lender all reasonable costs and expenses incurred by Lender in connection with the negotiation, preparation and execution of, and any amendment, supplement or modification to, this Loan Agreement, the Note, any other Loan Document or any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including without limitation (a) all the reasonable fees, disbursements and expenses of counsel to Lender, (b) all the inspection and review costs and expenses reasonably incurred by Lender with respect to Collateral under this Loan Agreement, and (c) fees relating to the filing of UCC financing statements.

11.04    Amendments. Except as otherwise expressly provided in this Loan Agreement, any provision of this Loan Agreement may be modified or supplemented only by an instrument in writing signed by Borrower and Lender and any provision of this Loan Agreement may be waived by Lender.

11.05    Successors and Assigns. This Loan Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

11.06    Survival. The obligations of Borrower under Section 11.03 hereof shall survive the repayment of the Loan and the termination of this Loan Agreement.

11.07    Captions. The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Loan Agreement.

11.08    Counterparts. This Loan Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Loan Agreement by signing any such counterpart. Delivery of an executed signature page of this Loan Agreement by email or facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

11.09    GOVERNING LAW; ETC. THIS LOAN AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS LOAN AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, AND, THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER, WITHOUT REGARD TO THE CONFLICT OF LAWS DOCTRINE APPLIED IN SUCH STATE (OTHER THAN SECTION 5-1401 AND SECTION 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK) SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

11.10    SUBMISSION TO JURISDICTION; WAIVERS. BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY:

(A)    SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS LOAN AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE COUNTY OF NEW YORK, BOROUGH OF MANHATTAN, STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

(B)    CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(C)    AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH UNDER ITS SIGNATURE BELOW OR AT SUCH OTHER ADDRESS OF WHICH THE LENDER SHALL HAVE BEEN NOTIFIED; AND

(D)    AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

11.11    WAIVER OF JURY TRIAL. EACH OF BORROWER AND LENDER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS LOAN AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

11.12    Acknowledgments. Borrower hereby acknowledges that:

(a)    it has been advised by counsel in the negotiation, execution and delivery of this Loan Agreement, the Note and the other Loan Documents; and

(b)    no joint venture exists between Lender and Borrower.

11.13    Hypothecation and Pledge of Collateral. Subject to the rights of Obligors under the Underlying Loan Documents and the rights of Borrower hereunder and in any other Loan Document, and at Lender’s sole cost and expense, Lender shall have free and unrestricted use of its interest in the Loan and the Loan Documents and nothing in this Loan Agreement shall preclude Lender from engaging in repurchase transactions with its interest in the Loan and the Loan Documents or otherwise pledging, repledging, hypothecating, or rehypothecating its interest in the Loan and the Loan Documents. Nothing contained in this Loan Agreement shall obligate Lender or Custodian to segregate any Collateral delivered to Lender or Custodian by Borrower (except with respect to Custodian, as expressly set forth in the Custodial Agreement). In the event of any such repurchase, pledge, repledge, hypothecation or rehypothecation of Lender’s interest in the Loan and the Loan Documents, Lender’s obligations under this Loan Agreement to Borrower shall remain unchanged, Lender shall remain solely responsible for the performance thereof, and Borrower shall continue to deal solely and directly with Lender in connection with Lender’s rights and obligations under this Loan Agreement and the other Loan Documents and Borrower shall not suffer a reduction of rights hereunder or an increase in obligations or expenses as a result thereof.

11.14    Assignments; Participations; Securitization.

(a)    Except as otherwise set forth in this Loan Agreement, Borrower may not assign any of its rights or obligations hereunder or under the Note without the prior written consent of Lender in Lender’s sole and absolute discretion. Lender may assign or transfer all or any of its rights or obligations under this Loan Agreement and the other Loan Documents. Lender may furnish any information concerning Borrower or Guarantor in the possession of Lender from time to time to assignees (including prospective assignees), provided, however, that prior to furnishing to assignees (or prospective assignees) any financial information or any of the organizational documents relating to Guarantor, Lender shall enter into a confidentiality agreement in form and substance reasonably acceptable to Borrower. Notwithstanding anything to the contrary contained herein, no assignment by Lender shall increase the amount of Borrower’s obligations or expenses or reduce the rights of Borrower hereunder.

(b)    Lender may, in accordance with applicable law, at any time sell to one or more lenders or other entities (“Participants”) participating interests in the Loan or any other interest of Lender hereunder and under the other Loan Documents. Borrower agrees that if amounts outstanding under this Loan Agreement and the Note are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Loan Agreement and the Note to the same extent as if the amount of its participating interest were owing directly to it as Lender under this Loan Agreement or the Note; provided, that such Participant shall only be entitled to such right of set-off if it shall have agreed in the agreement pursuant to which it shall have acquired its participating interest to share with the Lender the proceeds thereof. Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.06 and 2.09 to the same extent as if it were Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided, that a Participant shall not be entitled to receive any greater payment under Section 2.06 and 2.09 hereof than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant.

(c)    Borrower agrees to cooperate with Lender in connection with any such assignment and/or participation, to execute and deliver such replacement notes, and to enter into such restatements of, and amendments, supplements and other modifications to, this Loan Agreement and the other Loan Documents in order to give effect to such assignment and/or participation. Borrower further agrees to furnish to any Participant identified by Lender to Borrower copies of all reports and certificates to be delivered by Borrower to Lender hereunder, as and when delivered to Lender. Notwithstanding the obligations set forth in this Section 11.14(c), Borrower shall not be obligated to incur either (i) additional obligations or (ii) additional costs or expenses in connection with the fulfillment of such obligations except if the Lender agrees to reimburse such costs and expenses.

(d)    Borrower acknowledges that Lender, and each successor to Lender’s interest, may (without prior notice to Borrower or Borrower’s prior consent), securitize the Loan or place the Loan in a trust. Borrower agrees to cooperate with all reasonable requests of Lender in connection with any securitization, including taking the following actions: (i) executing any financing statements or other documents deemed necessary by Lender or its transferee to create, perfect or preserve the rights and interest to be acquired by such transferee; (ii) executing and delivering replacement notes, and entering into such restatements of, and amendments, supplements and other modifications to, this Loan Agreement and the other Loan Documents in order to give effect to such securitization; (iii) providing updated financial information with appropriate verification through auditors’ letters, if required by Lender (if Lender requires that Borrower’s updated financial information be accompanied by appropriate verification through auditors’ letters, then Lender will reimburse Borrower for the costs which Borrower reasonably incurs in connection with obtaining such auditors’ letters); (iv) providing updated information on all litigation proceedings affecting Borrower or Guarantor as required in Section 7.03(f); (v) reviewing information contained in any disclosure documents in connection with such securitization and providing an estoppel certificate, written confirmation of Borrower’s indemnification obligations under this Loan Agreement, and such other information about Borrower or Guarantor as Lender may require for Lender’s offering materials.  Notwithstanding the obligations set forth in this Section 11.14(d), Borrower shall not be obligated to incur either (i) additional obligations or (ii) additional costs or expenses in connection with the fulfillment of such obligations except if Lender agrees to reimburse such costs and expenses.

11.15    Servicing.

(a)    Borrower covenants to maintain or cause the servicing of the Underlying Loans to be maintained in conformity with (i) applicable law, (ii) the terms of this Loan Agreement, (iii) the terms of the Servicing Agreement, (iv) the terms of the respective Underlying Loans and any related intercreditor agreement, co‑lender and/or similar agreement(s) and (v) to the extent consistent with the foregoing, the Servicing Standard. Borrower shall obtain the written consent of Lender prior to appointing any servicer for the Underlying Loans, which consent shall not be unreasonably withheld, conditioned or delayed. Borrower shall provide Lender with written notice at least ten (10) Business Days prior to terminating any servicer, terminating any servicing agreement (including the Servicing Agreement) or removing any Underlying Loan from the serviced loans subject to a servicing agreement. In connection with any such termination or removal, Borrower shall, at least five (5) Business Days prior to such termination or removal, cause a new Servicing Instruction Letter to be delivered which shall instruct any servicer, obligor, lock-box bank, cash management bank, manager or other party responsible for remitting amounts to Borrower under the Underlying Loans to pay all amounts payable to Borrower under the Underlying Loans to the Collection Account.

(b)    Borrower agrees that Lender is the collateral assignee of all servicing records, including but not limited to any and all servicing agreements, management agreements, rent rolls, leases, environmental and engineering reports, third-party underlying reports, files, documents, records, legal opinions, estoppels, financial statements, operating statements, data bases, computer tapes, copies of computer tapes, proof of insurance coverage, insurance policies, appraisals, other closing documentation, payment history records, and any other records relating to or evidencing the servicing of the Underlying Loans (but excluding any draft documents, attorney/client communications which are privileged or constitute legal or other due diligence analyses, and documents prepared by Borrower or any of its Affiliates solely for internal communication, credit underwriting or due diligence) (the “Servicing Records”), and Borrower grants Lender a security interest in all of Borrower’s rights relating to the Underlying Loans and all Servicing Records to secure the obligation of Borrower or its designee to service in conformity with this Section and any other obligation of Borrower to Lender. Borrower covenants to safeguard such Servicing Records and, during the existence of an Event of Default, to deliver them promptly to Lender or its designee (including Custodian) at Lender’s request.

11.16    Set-Off. In addition to any rights and remedies of Lender provided by this Loan Agreement and by law, Lender shall have the right, without prior notice to Borrower, any such notice being expressly waived by Borrower to the extent permitted by applicable law, upon the occurrence and during the continuance of an Event of Default, with respect to any amount becoming due and payable by Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by Lender or any Affiliate thereof to or for the credit or the account of Borrower. Lender agrees promptly to notify Borrower after any such set-off and application made by Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.

11.17    Joint and Several Obligations.

(a)    Each Borrower hereby acknowledges and agrees that (i) each Borrower shall be jointly and severally liable to Lender to the maximum extent permitted by Requirements of Law for all Secured Obligations, (ii) the liability of each Borrower with respect to the Secured Obligations (A) shall be absolute and unconditional and shall remain in full force and effect, and be reinstated, until all Secured Obligations shall have been paid, performed and/or satisfied, as applicable, in full, and (B) until such payment, performance and/or satisfaction, as applicable, has occurred, shall not be discharged, affected, modified or impaired on the occurrence from time to time of any event, including any of the following, whether or not with notice to or the consent of any Borrower, (1) the waiver, compromise, settlement, release, termination or amendment (including any extension or postponement of the time for payment, performance, satisfaction, renewal or refinancing) of any of the Secured Obligations (other than a waiver, compromise, settlement, release or termination in full of the Secured Obligations), (2) the failure to give notice to any Borrower of the occurrence of any nonpayment or other default, (3) the failure to make any demand for payment of any amounts owing to Lender by any other Borrower, (4) the release, substitution or exchange by Lender of any Underlying Loan (whether with or without consideration) or the acceptance by Lender of any additional collateral or the availability or claimed availability of any other collateral or source of repayment or any non-perfection or other impairment of collateral, (5) the release of any Person primarily or secondarily liable for all or any part of the Secured Obligations, whether by Lender or in connection with any Bankruptcy Action affecting any Borrower or any other Person who, or any of whose property, shall at the time in question be obligated in respect of the Secured Obligations or any part thereof, or (6) to the extent permitted by Requirements of Law, any other event, occurrence, action or circumstance that would, in the absence of this Section 11.17, result in the release or discharge of any or all Borrowers from the performance or observance of any Secured Obligation, (iii) Lender shall not be required first to initiate any suit or to exhaust its remedies against any Borrower or any other Person to become liable, or against any of the Underlying Loans, in order to enforce the Loan Documents and each Borrower expressly agrees that, notwithstanding the occurrence of any of the foregoing, each Borrower shall be and remain directly and primarily liable for all sums due under any of the Loan Documents, (iv) when making any demand hereunder against any Borrower, Lender may, but shall be under no obligation to, make a similar demand on any other Borrower, and any failure by Lender to make any such demand or to collect any payments from any other Borrower, or any release of any such other Borrower shall not relieve any Borrower in a respect of which a demand or collection is not made or Borrowers not so released of their obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of Lender against Borrowers, and (v) on disposition by Lender of any Underlying Loan, each Borrower shall be and shall remain jointly and severally liable for any deficiency to the extent set forth in this Agreement and the other Loan Documents.

(b)    In furtherance of the foregoing, each Borrower waives (i) any and all notices of the creation, renewal, extension or accrual of any amounts at any time owing to Lender by any other Borrower under the Loan Documents, (ii) any and all notices of or proof of reliance by Lender upon any Borrower or acceptance of the obligations of any Borrower under this Section 11.17, and all such amounts, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the obligations of Borrowers under this Section 11.17, (iii) diligence, presentment, protest, demand for payment and notice of nonpayment or other default to or upon any Borrower with respect to any amounts at any time owing to Lender by any Borrower under the Loan Documents, other than such notices as are expressly required to be given under this Agreement or any of the other Loan Documents.

(c)    To the extent any Borrower (a “Paying Borrower”) shall have paid more than its proportionate share of any payment made hereunder, such Paying Borrower hereby waives (i) any right to subrogation or set-off that it may acquire on account of such payment against any other Borrower or any collateral security or guarantee and (ii) the right to seek contribution or reimbursement from any other Borrower in respect such payment, in each case, until all Secured Obligations are paid in full. If any amount shall be paid to any Paying Borrower on account of such subrogation rights at any time when any Secured Obligations are outstanding, amount shall be held by Paying Borrower in trust for Lender, segregated from other funds of Paying Borrower, and shall, forthwith upon receipt by Paying Borrower, be turned over to Lender in the exact form received by Paying Borrower (duly indorsed by the Paying Borrower to Lender, if required), to be applied against amounts owing to Lender by Borrowers under the Loan Documents, whether matured or unmatured, in such order as Lender may determine.

(d)    With respect to any matter under the Loan Documents for which (i) any consent or approval of Borrower is required, (ii) any notice to, or from, Borrower is required or (iii) any other undertaking is made by Borrower, unless otherwise specified with respect to such consent, approval, notice or undertaking, such action by (or notice to) any Borrower shall be sufficient for all such purpose.

11.18    Due Diligence.

(a)    Borrower acknowledges that Lender has the right to perform continuing due diligence reviews with respect to the Underlying Loans, the Borrower, the Guarantor and Servicer for purposes of verifying compliance with the representations, warranties and specifications made hereunder, or otherwise. Borrower agrees that upon reasonable prior notice (unless an Event of Default has occurred and is continuing, in which case no prior notice shall be required), Borrower shall provide (or shall cause its Affiliates, Guarantor, or Servicer, as applicable, to provide) reasonable access to Lender and any of its agents, representatives or permitted assigns to the offices of Borrower, such other Affiliates, Guarantor, or Servicer, as the case may be, during normal business hours and permit them to examine, inspect, and make copies and extracts of the Underlying Loan Files, Servicing Records and any and all documents, records, agreements, instruments or information relating to such Underlying Loans in the possession or under the control of such party.

(b)    Borrower agrees that it shall, promptly upon reasonable request of Lender, deliver (or shall cause to be delivered) to Lender and any of its agents, representatives or permitted assigns copies of any documents permitted to be reviewed by Lender in accordance with Section 11.18(a).

(c)    Borrower agrees to make available (or to cause any other Affiliate, Guarantor, or Servicer, as applicable, to make available) to Lender and any of its agents, representatives or permitted assigns (i) in person at the time of any inspection pursuant to Section 11.18(a) or (ii) upon prior written notice (unless an Event of Default has occurred and is continuing, in which case no prior notice shall be required and there shall be no limitation on frequency), by phone, as applicable, a knowledgeable financial or accounting officer or asset manager, as applicable, of Borrower, such other Affiliate, Guarantor, or Servicer, as the case may be, for the purpose of answering questions about any of the foregoing Persons, or any other matters relating to the Underlying Loan Documents or any Transaction that Lender wishes to discuss with such Person.

(d)    Without limiting the generality of the foregoing, Borrower acknowledges that Lender may enter into Transactions with Borrower based solely upon the information provided by Borrower to Lender and the representations, warranties and covenants contained herein, and that Lender, at its option, has the right at any time to conduct a partial or complete due diligence review on some or all of the Underlying Loan Documents. Lender may underwrite such Underlying Loan Documents itself or engage a third-party underwriter to perform such underwriting. Borrower agrees to cooperate with Lender and any third party underwriter in connection with such underwriting, including, but not limited to, providing Lender and any third party underwriter with access to any and all documents, records, agreements, instruments or information relating to such Underlying Loans in the possession, or under the control, of Borrower, Guarantor, or any Affiliate thereof.

(e)    Borrower agrees to reimburse Lender on demand for any and all costs and expenses (including, without limitation, the fees and expenses of counsel) incurred by Lender in connection with its due diligence activities pursuant to this Section 11.18.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed and delivered as of the day and year first above written.

BORROWER:

NEXPOINT WLIF I BORROWER, LLC

NEXPOINT WLIF II BORROWER, LLC

NEXPOINT WLIF III BORROWER, LLC, each, a Delaware limited liability company

By:  /s/ Brian Mitts

        Name:  Brian Mitts

        Title:  Authorized Signatory

Address for Notices:

NEXPOINT WLIF I BORROWER, LLC

NEXPOINT WLIF II BORROWER, LLC

NEXPOINT WLIF III BORROWER, LLC
300 Crescent Court, Suite 700
Dallas, Texas 75201
Attn: Matt McGraner

[Signature Page to Loan and Security Agreement]

LENDER:

FEDERAL HOME LOAN MORTGAGE CORPORATION, a corporation organized and existing under the laws of the United States

By:  /s/ Robert Koontz

        Name: Robert Koontz

        Title: Senior Vice President –

                  Multifamily Capital Markets

Address for Notices:

Federal Home Loan Mortgage Corporation
1551 Park Run Drive
McLean, Virginia 22102-3110
Attn:  Robert Koontz

With a copy to:

Dechert LLP

1095 Avenue of the Americas

New York, New York 10036-6797

Attn:  Laura Swihart

Facsimile: (212) 698-3644

[Signature Page to Loan and Security Agreement]

FEDERAL HOME LOAN MORTGAGE CORPORATION

1551 Park Run Drive
McLean, Virginia 22102

February 6, 2020

NEXPOINT WLIF I BORROWER, LLC NEXPOINT WLIF II BORROWER, LLC NEXPOINT WLIF III BORROWER, LLC 300 Crescent Court, Suite 700 Dallas, Texas 75201 Attn: Matt McGraner

To Whom It May Concern:

Reference is hereby made to that certain Loan and Security Agreement (the “Loan Agreement”), dated July 12, 2019, by and among NEXPOINT WLIF I Borrower, LLC, a Delaware limited liability company (“Borrower I”), NEXPOINT WLIF II Borrower, LLC, a Delaware limited liability company (“Borrower II”), and NEXPOINT WLIF III Borrower, LLC, a Delaware limited liability company (“Borrower III”, and together with Borrower I and Borrower II, collectively, “Borrower”), and Federal Home Loan Mortgage Corporation, a corporation organized and existing under the laws of the United States (together with its successors-in-interest as lender, “Lender”). This letter agreement amends and restates the letter agreement among the parties hereto dated January 24, 2020. Any capitalized term used and not defined herein shall have the meaning given to such term in the Loan Agreement.

1.

The Borrower has requested that Lender consent to the sale and transfer of one hundred percent (100%) of the direct and indirect outstanding membership interests in Borrower I and Borrower II, such that, after consummation of such sale and transfer, Borrower I’s and Borrower II’s ownership structure shall be as set forth on Exhibit A hereto (such sale and transfer, the “Formation Transaction”). Pursuant to the terms of the Loan Agreement, the Formation Transaction would constitute (i) an unpermitted Change of Control (the “Change of Control”) under section 7.02(j), (ii) an unpermitted amendment to the organizational documents and organizational structure of Borrower I and Borrower II (the “Organizational Amendment”) under Section 7.02(k), (iii) an unpermitted transaction with Affiliates under Section 7.09 (“Affiliate Transaction”) and (iv) a violation of clauses (xi), (xxix) and (xxxiv) of the definition of Special Purpose Bankruptcy Remote Entity and Section 7.10 (provided that clause (xv) of the definition of Special Purpose Bankruptcy Remote Entity allows for the violation in clause (xi)) (“Special Purpose Bankruptcy Remote Entity Provision” and together with the Formation Transaction, the Change of Control, the Organizational Amendment and the Affiliate Transaction, the “Transaction”), in each case which requires the consent of Lender. The Lender acknowledges that the Formation Transaction will not constitute a fundamental change as described in Section 7.06. The organizational structure of Borrower III shall remain unchanged.

2.

This letter agreement (this “Agreement”) is to inform you that Lender hereby consents to (i) the Transaction and (ii) the amendments to the limited liability company agreements of Borrower I and Borrower II that result from the Organizational Amendment, which consent shall be effective as of the date hereof. Notwithstanding anything to the contrary herein, Borrower hereby acknowledges and agrees that the Lender’s consent to the Transaction is a one-time consent restricted to the Transaction pursuant to the terms and conditions set forth herein. Such consent is limited to the Transaction as described herein, and, except with respect to the Transaction, (a) shall not constitute a consent or waiver of any right, remedy or power of the Lender pursuant to the Loan Agreement or any of the other Loan Documents, and (b) except as set forth in paragraphs 3 and 4, below, shall not constitute an amendment or modification of the Loan Agreement or any of the other Loan Documents.

3.

The definition of “Change of Control” pursuant to the Loan Agreement is hereby deleted in its entirety and replaced with the following: “Change of Control” shall mean the occurrence of any of the following events: (a) any “person” or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) shall become, or obtain rights (whether by means of warrants, options or otherwise) to become, the beneficial owner, directly or indirectly, of 50% or more of the total voting power of all classes of Capital Stock of NexPoint Real Estate Finance, Inc. (the “REIT”) entitled to vote generally in the election of the directors, (b) any “person” or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) shall become, or obtain rights (whether by means of warrants, options or otherwise) to become, the beneficial owner, directly or indirectly, of 35% or more of the total voting power of all classes of Capital Stock of Guarantor entitled to vote generally in the election of the directors, (c) the Guarantor shall cease to indirectly own and control, of record and beneficially, 100% of the Capital Stock of NexPoint WLIF III, LLC, (d) NexPoint WLIF III, LLC shall cease to indirectly own and control, of record and beneficially, 100% of the Capital Stock of NEXPOINT WLIF III Borrower, LLC, (e) the REIT shall cease to directly own and control, of record and beneficially, a majority of the Capital Stock of NexPoint Real Estate Finance Operating Partnership, L.P. (the “OP”), (f) NexPoint Real Estate Finance OP GP, LLC shall cease to be the general partner of the OP, (g) the OP shall directly own and control, of record and beneficially, more than 45% of the Capital Stock of either of NREF OP I, L.P. (“OP I”) or NREF OP II, L.P.(“OP II”), (h) OP I shall cease to directly own and control, of record and beneficially, 100% of the Capital Stock of NREF OP I Holdco, LLC (“Holdco I”), (i) OP II shall cease to directly own and control, of record and beneficially, 100% of the Capital Stock of NREF OP II Holdco, LLC (“Holdco II”), (j) Holdco I shall cease to directly own and control, of record and beneficially, 100% of the Capital Stock of each of NEXPOINT WLIF I Borrower, LLC, or (k) Holdco II shall cease to directly own and control, of record and beneficially, 100% of the Capital Stock of NEXPOINT WLIF II Borrower, LLC.”

4.	Schedule 3 to the Loan Agreement is hereby deleted in its entirety and replaced with Exhibit A hereto.

5.

Borrower agrees, acknowledges, represents, warrants and covenants that: (a) there is no Default or Event of Default by Borrower, or, to Borrower’s knowledge, any other party under any of the Loan Documents, (b) the organizational chart attached hereto as Exhibit A is a true and correct representation of the Borrower’s ownership structure as of the date hereof immediately following the consummation of the Transaction, and (c) to Borrower’s knowledge, the representations and warranties made by Borrower in the Loan Agreement and the other Loan Documents are true and correct in all respects on and as of the date hereof with the same effect as if made as of the date hereof (except for those representations and warranties which are no longer true and correct solely due to the passage of time, which in either case has no material adverse effect on Borrower or the Collateral and the facts underlying such change in the representations and warranties do not otherwise constitute a Default or an Event of Default).

6.

Borrower hereby acknowledges, confirms, and warrants to the Lender that as of the date hereof, Borrower does not have any claims or any offset, defense, claim, right of set-off or counterclaim against the Lender under, arising out of, or in connection with the Loan Agreement or the other Loan Documents.

7.

In connection with the Transaction, Borrower hereby (a) unconditionally ratifies and confirms, renews and reaffirms all of its obligations under the Loan Documents, (b) acknowledges and agrees that such obligations remain in full force and effect, binding on and enforceable against Borrower in accordance with the terms, covenants and conditions of the Loan Documents, without impairment, and Borrower remains unconditionally liable to the Lender in accordance with the terms, covenants and conditions of the Loan Documents, and (c) ratifies and confirms, renews and reaffirms in all respects and without condition, all of the terms, covenants and conditions set forth in the Loan Documents. The Transaction shall not be construed to impair the security or affect any rights or powers which the Lender or its successors and assigns may have under the Loan Documents.

8.

In connection with the Transaction, Guarantor hereby (a) unconditionally ratifies and confirms, renews and reaffirms all of such Guarantor’s obligations under the Guaranty, (b) acknowledges and agrees that such obligations remain in full force and effect, binding on and enforceable against Guarantor in accordance with the terms, covenants and conditions of the Guaranty, without modification or impairment, and Guarantor remains unconditionally liable to the Lender in accordance with the terms, covenants and conditions of the Guaranty, and (c) ratifies and confirms, renews and reaffirms in all respects and without condition, all of the terms, covenants and conditions set forth in the Guaranty. The Transaction shall not be construed to impair the security or affect any rights or powers which the Lender or its successors or assigns may have under the Guaranty.

9.

Borrower hereby agrees to pay or cause to be paid all reasonable out-of-pocket expenses of the Lender incurred in connection with the Transaction contemplated hereby, including, without limitation, reasonable attorneys’ fees.

10.

Lender hereby agrees to respond to any future requests of Borrower for consent under clause (g) of the definition of Change of Control within three (3) Business Days of receiving such request. Such request will be deemed to be received by Lender once such request is sent by email to:

khang_tran@freddiemac.com; weidong_shi@freddiemac.com; and ling_xu@freddiemac.com.

11.	This Agreement may not be amended, modified or otherwise changed in any manner except by a writing executed by all of the parties hereto.

12.

In case any provision of this Agreement shall be invalid, illegal, or unenforceable, such provision shall be deemed to have been modified to the extent necessary to make it valid, legal, and enforceable. The validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

13.	This Agreement applies to, inures to the benefit of, and binds all parties hereof, their heirs, legatees, devisees, administrators, executors, and permitted successors and assigns.

14.	This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the conflict of laws provisions of the State of New York.

15.

This Agreement constitutes all of the agreements among the parties relating to the matters set forth herein and supersedes all other prior or concurrent oral or written letters, agreements and understandings with respect to the matters set forth herein.

16.

This Agreement may be signed in any number of counterparts by the parties hereto, all of which taken together shall constitute one and the same instrument. Any counterpart may be executed by electronic copy and shall be binding on the parties hereto.

[Remainder of Page Intentionally Left Blank]

Sincerely,

LENDER:

FEDERAL HOME LOAN MORTGAGE

CORPORATION, a corporation organized and

existing under the laws of the United States

By:          /s/ Robert Koontz

      Name: Robert Koontz

      Title: Senior Vice President—Multifamily

         Capital Markets

Acknowledged and Consented to By:

BORROWER:

NEXPOINT WLIF I BORROWER, LLC

NEXPOINT WLIF II BORROWER, LLC

NEXPOINT WLIF III BORROWER, LLC,

each, a Delaware limited liability company

By:          /s/ Brian Mitts

       Name: Brian Mitts

       Title: Authorized Signatory

GUARANTOR:

HIGHLAND INCOME FUND

By:          /s/ Dustin Norris

Name: Dustin Norris

Title: Executive Vice President

NEXPOINT CAPITAL, INC.

By:          /s/ Dustin Norris

Name: Dustin Norris

Title: Executive Vice President

HIGHLAND GLOBAL ALLOCATION FUND

By:          /s/ Dustin Norris

Name: Dustin Norris

Title: Executive Vice President

NEXPOINT STRATEGIC OPPORTUNITIES FUND

By:          /s/ Dustin Norris

Name: Dustin Norris

Title: Executive Vice President

NEXPOINT REAL ESTATE STRATEGIES FUND

By:          /s/ Brian Mitts

Name: Brian Mitts

Title: Executive Vice President

Exhibit A

Organizational Chart

IPO Stockholders
100% Common Shares
NexPoint Real Estate Finance, Inc. ("Issuer")
Management Agreement
NexPoint Real Estate Advisors VII, L.P.
NexPoint Real Estate Finance OP GP, LLC (Independent General Partner)
NexPoint Real Estate Finance Operating Partnership, L.P. ("OP")
NexPoint WLIF, LLC
NexPoint WLIF, LLC III Borrower, LLC
Other Contribution Group Members
NREF OP I, L.P.
NREF OP II, L.P.
NREF OP IV, L.P.
NREF OP I Holdco, LLC
NREF OP II Holdco, LLC
NREF OP IV REIT Sub, LLC
NREF OP I SubHoldco, LLC
NexPoint WLIF I Borrower, LLC
NREF OP II SubHoldco, LLC
NexPoint WLIF II Borrower, LLC
NREF OP IV REIT Sub TRS, LLC
Other Preferred Equity Investments
JCAP/ FREMF
FREMF
SFR 1 Loan Pool
FREMF
SFR 2 Loan Pool
Marbella
= LP Interests
= GP Interests
= Assets held by entity above
14348614_1

FEDERAL HOME LOAN MORTGAGE CORPORATION

1551 Park Run Drive
McLean, Virginia 22102

June 22, 2021

NEXPOINT WLIF I BORROWER, LLC NEXPOINT WLIF II BORROWER, LLC NEXPOINT WLIF III BORROWER, LLC 300 Crescent Court, Suite 700 Dallas, Texas 75201 Attn: Matt McGraner

To Whom It May Concern:

Reference is hereby made to that certain Loan and Security Agreement (the “Loan Agreement”), dated July 12, 2019, by and among NEXPOINT WLIF I Borrower, LLC, a Delaware limited liability company (“Borrower I”), NEXPOINT WLIF II Borrower, LLC, a Delaware limited liability company (“Borrower II”), and NEXPOINT WLIF III Borrower, LLC, a Delaware limited liability company (“Borrower III”, and together with Borrower I and Borrower II, collectively, “Borrower”), and Federal Home Loan Mortgage Corporation, a corporation organized and existing under the laws of the United States (together with its successors-in-interest as lender, “Lender”), and the letter agreement among the parties thereto dated February 6, 2020 (the “2020 Letter”). Any capitalized term used and not defined herein shall have the meaning given to such term in the Loan Agreement. This letter agreement (this “Amendment”) amends the 2020 Letter as set forth below.

1.

The definition of “Change of Control” included in the 2020 Letter is hereby deleted in its entirety and replaced with the following: “Change of Control” shall mean the occurrence of any of the following events: (a) any “person” or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) shall become, or obtain rights (whether by means of warrants, options or otherwise) to become, the beneficial owner, directly or indirectly, of 50% or more of the total voting power of all classes of Capital Stock of NexPoint Real Estate Finance, Inc. (the “REIT”) entitled to vote generally in the election of the directors, (b) any “person” or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) shall become, or obtain rights (whether by means of warrants, options or otherwise) to become, the beneficial owner, directly or indirectly, of 35% or more of the total voting power of all classes of Capital Stock of Guarantor entitled to vote generally in the election of the directors, (c) the Guarantor shall cease to indirectly own and control, of record and beneficially, 100% of the Capital Stock of NexPoint WLIF III, LLC, (d) NexPoint WLIF III, LLC shall cease to indirectly own and control, of record and beneficially, 100% of the Capital Stock of NEXPOINT WLIF III Borrower, LLC, (e) the REIT shall cease to directly own and control, of record and beneficially, a majority of the Capital Stock of NexPoint Real Estate Finance Operating Partnership, L.P. (the “OP”), (f) NexPoint Real Estate Finance OP GP, LLC shall cease to be the general partner of the OP, (g) the OP shall directly own and control, of record and beneficially, more than 75% of the Capital Stock of either of NREF OP I, L.P. (“OP I”) or NREF OP II, L.P.(“OP II”), (h) OP I shall cease to directly own and control, of record and beneficially, 100% of the Capital Stock of NREF OP I Holdco, LLC (“Holdco I”), (i) OP II shall cease to directly own and control, of record and beneficially, 100% of the Capital Stock of NREF OP II Holdco, LLC (“Holdco II”), (j) Holdco I shall cease to directly own and control, of record and beneficially, 100% of the Capital Stock of each of NEXPOINT WLIF I Borrower, LLC, or (k) Holdco II shall cease to directly own and control, of record and beneficially, 100% of the Capital Stock of NEXPOINT WLIF II Borrower, LLC.”

2.

Borrower agrees, acknowledges, represents, warrants and covenants that: (a) there is no Default or Event of Default by Borrower, or, to Borrower’s knowledge, any other party under any of the Loan Documents and (b) to Borrower’s knowledge, the representations and warranties made by Borrower in the Loan Agreement and the other Loan Documents are true and correct in all respects on and as of the date hereof with the same effect as if made as of the date hereof (except for those representations and warranties which are no longer true and correct solely due to the passage of time, which in either case has no material adverse effect on Borrower or the Collateral and the facts underlying such change in the representations and warranties do not otherwise constitute a Default or an Event of Default).

3.

Borrower hereby acknowledges, confirms, and warrants to the Lender that as of the date hereof, Borrower does not have any claims or any offset, defense, claim, right of set-off or counterclaim against the Lender under, arising out of, or in connection with the Loan Agreement or the other Loan Documents.

4.

In connection with this Amendment, Borrower hereby (a) unconditionally ratifies and confirms, renews and reaffirms all of its obligations under the Loan Documents, (b) acknowledges and agrees that such obligations remain in full force and effect, binding on and enforceable against Borrower in accordance with the terms, covenants and conditions of the Loan Documents, without impairment, and Borrower remains unconditionally liable to the Lender in accordance with the terms, covenants and conditions of the Loan Documents, and (c) ratifies and confirms, renews and reaffirms in all respects and without condition, all of the terms, covenants and conditions set forth in the Loan Documents.

5.

In connection with this Amendment, Guarantor hereby (a) unconditionally ratifies and confirms, renews and reaffirms all of such Guarantor’s obligations under the Guaranty, (b) acknowledges and agrees that such obligations remain in full force and effect, binding on and enforceable against Guarantor in accordance with the terms, covenants and conditions of the Guaranty, without modification or impairment, and Guarantor remains unconditionally liable to the Lender in accordance with the terms, covenants and conditions of the Guaranty, and (c) ratifies and confirms, renews and reaffirms in all respects and without condition, all of the terms, covenants and conditions set forth in the Guaranty.

6.	This Amendment may not be amended, modified or otherwise changed in any manner except by a writing executed by all of the parties hereto.

7.

In case any provision of this Amendment shall be invalid, illegal, or unenforceable, such provision shall be deemed to have been modified to the extent necessary to make it valid, legal, and enforceable. The validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

8.	This Amendment applies to, inures to the benefit of, and binds all parties hereof, their heirs, legatees, devisees, administrators, executors, and permitted successors and assigns.

9.	This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the conflict of laws provisions of the State of New York.

10.

This Amendment constitutes all of the agreements among the parties relating to the matters set forth herein and supersedes all other prior or concurrent oral or written letters, agreements and understandings with respect to the matters set forth herein.

11.

This Amendment may be signed in any number of counterparts by the parties hereto, all of which taken together shall constitute one and the same instrument. Any counterpart may be executed by electronic copy and shall be binding on the parties hereto.

[Remainder of Page Intentionally Left Blank]

Sincerely,

LENDER:

FEDERAL HOME LOAN MORTGAGE

CORPORATION, a corporation organized and

existing under the laws of the United States

By:          /s/ Robert Koontz

       Name: Robert Koontz

       Title: Senior Vice President – Multifamily

           Capital Markets

Acknowledged and Consented to By:

BORROWER:

NEXPOINT WLIF I BORROWER, LLC

NEXPOINT WLIF II BORROWER, LLC

NEXPOINT WLIF III BORROWER, LLC,

each, a Delaware limited liability company

By:          /s/ Brian Mitts

       Name: Brian Mitts

       Title: Authorized Signatory

GUARANTOR:

HIGHLAND INCOME FUND

By:          /s/ Dustin Norris

Name: Dustin Norris

Title: Executive Vice President

NEXPOINT CAPITAL, INC.

By:          /s/ Dustin Norris

Name: Dustin Norris

Title: Executive Vice President

HIGHLAND GLOBAL ALLOCATION FUND

By:          /s/ Dustin Norris

Name: Dustin Norris

Title: Executive Vice President

NEXPOINT STRATEGIC OPPORTUNITIES FUND

By:          /s/ Dustin Norris

Name: Dustin Norris

Title: Executive Vice President

NEXPOINT REAL ESTATE STRATEGIES FUND

By:          /s/ Brian Mitts

Name: Brian Mitts

Title: Executive Vice President